SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031
_________________________

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 21, 2011
_________________________

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), will be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, USA, on Thursday, July 21, 2011 at 9:00 a.m., local time, for the following purposes:

1.
To elect two director nominees to serve on our Board of Directors for one-year terms ending at the Annual Meeting of Shareholders to be held in 2012 and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012.

3.
To increase the number of shares available for awards under our Second Amended and Restated 1994 Stock and Incentive Plan by 690,000, from 2,863,125 to 3,553,125, and to extend the date through which awards may be granted thereunder from July 22, 2014 to July 21, 2016.

4.	To approve our Second Amended and Restated 1994 Stock and Incentive Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

5.
To act upon any other matter, including a shareholder proposal on majority voting for director nominees, that may properly come before the Annual Meeting or any adjournment or postponement thereof, and any proposal presented for the adjournment of the meeting.

The Board of Directors of the Company has fixed the close of business on June 3, 2011 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection at the Company’s corporate headquarters during business hours for a period of ten days before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 21, 2011

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about June 10, 2011, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2011 Proxy Statement, 2011 Annual Report to Shareholders, and Annual Report on Form 10-K for the fiscal year ended March 27, 2011, and how our shareholders may request paper copies of these materials, and how our shareholders may direct their votes. Neither our Annual Report to Shareholders nor our Annual Report on Form 10-K constitute soliciting materials, but provide you with additional information about TESSCO.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person. If you are a shareholder of record, or a “registered holder,” meaning that you hold shares directly with Mellon Shareholder Services, LLC, our transfer agent, the inspector of elections will have your name on a list, and you will be able to gain entry to the meeting with a form of government-issued photo identification, such as a driver's license, state-issued ID card, or passport. Shareholders holding stock in brokerage accounts, or in "street name," will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Shareholders attending the meeting in a representative capacity will need to bring evidence of their representative status in order to gain entry.

By Order of the Board of Directors,

David M. Young

Senior Vice President, Chief Financial Officer and Corporate Secretary

Hunt Valley, Maryland
June 10, 2011

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EITHER SUBMIT YOUR PROXY ONLINE, DIRECT YOUR VOTE VIA TELEPHONE, OR COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031
_________________________

PROXY STATEMENT
_________________________

INTRODUCTION

General

This Proxy Statement is made available to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, on Thursday, July 21, 2011 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

Notice of Electronic Availability of Proxy Statement and Annual Report

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about June 10, 2011, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2011 Proxy Statement, Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended March 27, 2011, and on how a proxy may be submitted over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Neither our Annual Report to Shareholders nor our Annual Report on Form 10-K constitutes soliciting materials, but provides you with additional information about TESSCO.

Solicitation

The solicitation of proxies is being made primarily by mail and through the internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company for basic services of approximately $7,500. Depending upon the circumstances, the scope of services to be provided by Innisfree may expand, and cost would be expected to increase correspondingly. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

The Board of Directors of the Company has fixed the close of business on June 3, 2011 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 7,751,131 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Annual Meeting may be adjourned from time to time in order to permit the further solicitation of proxies.

Your vote is important. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of directing their vote over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in a postage-paid envelope that we will provide to you upon your request. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. The Internet and telephone proxy vote facilities for shareholders of record are scheduled to close at 11:59 p.m. Eastern Daylight Time on the business day prior to the Annual Meeting day, but may remain open or be reopened if determined to be necessary or appropriate, or in the event of any adjournment or postponement of the Annual Meeting.

A shareholder may, with respect to the election of directors, (i) vote “FOR” the election of the nominees, (ii) “WITHHOLD AUTHORITY” to vote for all nominees, or (iii) vote “FOR” the election of all nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.

All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated, the shares of common stock represented by a properly submitted proxy will be voted in accordance with the recommendations of the Board of Directors.

A submitted proxy may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These “nonvoted shares,” i.e., shares subject to a proxy which are not being voted by a broker or other nominee with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

A proxy may be revoked at any time before its exercise by the filing of a written revocation with David M. Young, Corporate Secretary of the Company, by timely providing a later-dated proxy (including by Internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter other than the election of directors, which is by plurality vote. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. “Nonvoted shares” with respect to such a matter will not be considered as entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

On April 25, 2011, the Company’s By-Laws were revised to provide that in an uncontested election, if a nominee to the Company’s Board of Directors is elected but does not receive a majority of the votes cast in his or her election, such nominee shall, within ten business days after the certification of the election results, submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall then assess the appropriateness of the continued service of such nominee and recommend to the Board the action to be taken on such tendered resignation. The Board will determine what action to take within ninety days after the date of the certification of election results.

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Submission of a proxy, however, confers on the designated proxy the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. If, for example, our Board or our Chairman and President determines to direct one or more adjournments of the meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in the event that it is determined to submit a proposal for adjournment to a vote. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

Proposal No. 1 - ELECTION OF DIRECTORS

On January 19, 2011, our Board approved an amendment and restatement of our By-Laws to provide for the declassification of the Board, which will have the ultimate effect of reducing the term for elected directors from three years to one year. The Board is currently divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. Previously, the directors in each class were elected to serve for a term of three years and until their successors are duly elected and qualified. Beginning with the 2011 Annual Meeting of Shareholders, to be held on July 21, 2011, and at each annual meeting thereafter, successors to the class of directors whose term then expires shall be elected to hold office for a term expiring at the next Annual Meeting of Shareholders, with the effect that at the 2013 Annual Meeting of Shareholders the classification of the Board of Directors shall be eliminated and all directors thereafter will be elected annually. The seven member board is currently divided into three classes, of which two classes are comprised of two members and one class which is comprised of three members. One class of two directors, currently consisting of Robert B. Barnhill, Jr. and Benn R. Konsynski has a term of office expiring at the Annual Meeting and until their successors are duly elected and qualified. Messrs. Barnhill and Konsynski have been nominated by the Board for re-election at the Annual Meeting to serve for an additional one-year term expiring at the Annual Meeting of Shareholders in 2012 and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the Board may name a substitute nominee and the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board recommends a vote “FOR” each of the nominees nominated by the Board.

Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for a One-Year Term Expiring at the 2012 Annual Meeting

Robert B. Barnhill, Jr., age 67, has served as President and Chief Executive Officer of the Company since founding the business in its current form in 1982. Mr. Barnhill has been a director of the Company since 1982, and has been Chairman of the Board since November 1993.

Mr. Barnhill is well qualified to serve as a member of our Board based on his experience as a long-standing CEO who has presided over our extensive growth.

Benn R. Konsynski, Ph.D., age 60, has been a director of the Company since November 1993. He is the George S. Craft Professor of Business Administration for Information Systems and Operations Management at the Goizueta Business School of Emory University. He is Director and founder of Emory’s Center for Digital Commerce, one of the first of its kind in the country. He was named Hewlett Fellow at the Carter Center in 1995. Prior to arriving at the Goizueta Business School, he was on the faculty at the Harvard Business School for seven years where he taught in the MBA program and several executive programs. Professor Konsynski specializes in issues of digital commerce and information technology in relationships across organizations.

Dr. Konsynski is well qualified to serve as a member of our Board based on his knowledge and expertise in technology systems and digital commerce.

Directors whose term will expire at the 2012 Annual Meeting

John D. Beletic, age 59, has been a director of the Company since July 1999 and lead director since August 2008. Since July 2002, he has been a venture partner with Oak Investment Partners, a venture capital firm. From September 2008 to December 2009, Mr. Beletic served as Chairman of Fiber Tower Inc., a provider of wireless backhaul services to mobile network carriers, where he previously served from August 2006 to September 2008 as Executive Chairman. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as CEO and Chairman of the Board of PageMart Inc., a wireless messaging service, and Weblink Wireless, Inc., a communications service company. Previously, Mr. Beletic was Chairman and CEO of Tigon Corporation, a voicemail service provider, which was acquired by Ameritech Corporation, a telecommunications company. Mr. Beletic also serves as Chairman of the Board of iPass, Inc., an internet access provider and as Chairman of the Board of Accent Health, a point of care media company.

Mr. Beletic is well qualified to serve as a member of our Board due to his extensive experience leading companies in the telecommunications industry and his experience evaluating and managing various companies during his tenure in the private equity industry.

Daniel Okrent, age 63, has been a director of the Company since January 2004. In the fall of 2009, he was the Edward R. Murrow Visiting Lecturer at the John F. Kennedy School of Government at Harvard University. He has previously been public editor of the New York Times and a senior executive at Time Inc., to which he remains a consultant. Mr. Okrent formerly served on the board of directors of Lands’ End, Inc., and is past chairman of the National Portrait Gallery, a division of the Smithsonian Institution.

Mr. Okrent is well qualified to serve as a member of our Board due to his extensive experience in marketing, publishing, media relations and ecommerce as well as his experience serving on other public and private organization boards.

Morton F. Zifferer, Jr., age 63, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a privately held metal products manufacturing firm, since 1983. Mr. Zifferer and New Standard Corporation have partnered with several Fortune 500 companies globally to implement Six-Sigma continuous improvement activities and execute lean manufacturing techniques and sophisticated supply chain strategies and practices.

Mr. Zifferer is well qualified to serve as a member of our Board due to his extensive experience in providing manufacturing and supply solutions to large global companies.  Mr. Zifferer is also the Audit Committee’s financial expert.

Directors whose term will expire at the 2013 Annual Meeting

Dennis J. Shaughnessy, age 64, has been a director of the Company since 1989. He is Chairman of the Board of FTI Consulting Inc. FTI is a leading global consulting firm with $1.4 billion in revenues with operations in 21 countries and is traded on the New York Stock Exchange with a market cap of $2.0 billion. Prior to joining FTI, Mr. Shaughnessy served as General Partner of Grotech Capital Group, a private equity firm, leading its traditional industry group, managing $1.0 billion in private equity. Prior to joining Grotech, Mr. Shaughnessy had been President and CEO of CRI International, an international petroleum refining service business, which was sold to Shell Oil in 1989.

Mr. Shaughnessy is well qualified to serve as a member of our Board due to his extensive experience in leading a large global consulting firm as well as his experience evaluating and managing various companies during his tenure in the private equity industry.

Jay G. Baitler, age 64, has been a director of the Company since 2007. He has served as Executive Vice President of Staples Contract Division since 2004. He has been with Staples since 1995, and prior to his position as Executive Vice President, Mr. Baitler served as Mid-Atlantic Regional President and Senior Vice President, Contract Division. Prior to joining Staples, Mr. Baitler served as the Northeast Regional President at BT Office Products and President of Summit Office Supply.

Mr. Baitler has overseen significant growth at Staples, both organic and acquired, and has been personally responsible for the integration of the largest acquisition in Staples’ history; namely, the $4.4 billion acquisition of Corporate Express. He is well qualified to serve as a member of our Board due to his management, sales, marketing procurement, business development, supply chain, vendor management, ecommerce and contract expertise.

Board Independence and Leadership Structure

The Board has determined that, other than Mr. Barnhill, each of the current directors, including the director nominees, is independent within the meaning of the Company’s director independence standards, which reflects both the NASDAQ and SEC director independence standards, as currently in effect. The four standing committees of the Board of Directors are comprised of independent directors with the exception of Mr. Barnhill who is a member of the Risk and Strategy Committee.  In addition, each of the four committees is chaired by an independent director.

TESSCO believes that there are a wide array of leadership structures that could apply to many different business models and, therefore, that every company should be afforded the opportunity to determine the ideal structure for its board leadership. Leadership structures may change over time to best suit the Company’s current needs. Currently, our Chief Executive Officer, Mr. Barnhill, also serves as Chairman of the Board. The Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Barnhill’s crucial leadership and years of experience in the Company’s business. Serving as both Chairman of the Board and Chief Executive Officer since 1993, Mr. Barnhill has been the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company’s strategy and business plans. Mr. Barnhill possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that Mr. Barnhill’s combined role promotes decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. As further discussed under the caption “Narrative Supplement to the Summary Compensation Table in Fiscal Year 2011,” Mr. Barnhill’s current employment agreement calls for him to transition away from being Chief Executive Officer in fiscal year 2014, and to serve solely as Chairman of the Board after that time.

Beginning in fiscal year 2008, the Board established a Lead Director who is independent and is responsible for (1) assuring that the independent directors meet in executive sessions typically before and/or after each board meeting, (2) facilitating communications between other independent directors and the Chairman of the Board and Chief Executive Officer, and (3) consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent directors, upon the recommendation of the Nominating and Governance Committee, and his term as Lead Director runs from one Annual Meeting of Shareholders to the next Annual Meeting of Shareholders. Mr. Beletic currently serves as our Lead Director, and it is anticipated that he will continue to serve in that role until the Annual Meeting in July 2012.

Meetings and Committees of the Board

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Risk and Strategy Committee. The membership during the last fiscal year and the function of each of the committees is described below. The Board met eight (8) times during fiscal year 2011, and during that period no director attended fewer than 75% of the total number of meetings of the Board and Committees on which that director served. The Company does not have a policy on director attendance at Annual Meetings, but all of our directors are invited and encouraged to attend Annual Meetings. All of our directors were in attendance at the 2010 Annual Meeting.

Board Committee Membership

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk and Strategy Committee
Jay G. Baitler	X	X		X
Robert B. Barnhill				X
John D. Beletic		X		X
Benn R. Konsynski	X		X
Daniel Okrent			X
Dennis J. Shaughnessy		X	X	X
Morton F. Zifferer	X	X

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the auditing efforts by the Company’s independent public accounting firm. The Audit Committee’s duties include approving the selection of the independent registered public accounting firm, reviewing both the scope of audits conducted by them and the results of those audits, and reviewing the organization and scope of the Company’s internal system of accounting and financial controls. The Audit Committee met five (5) times during fiscal year 2011. The Audit Committee also reviews and recommends to its Board updates to the Audit Committee charter, when it deems it appropriate. The Audit Committee charter was revised one time during fiscal 2011. A copy of the Audit Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” The Board has determined that Mr. Zifferer is the audit committee financial expert as defined by applicable SEC rules and is “independent” with the meaning of the applicable NASDAQ Rules.

Compensation Committee

The Compensation Committee provides assistance to the members of the Board in fulfilling their responsibilities to the shareholders, potential shareholders and the investment community relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee’s primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership and that are consistent with the Company’s established compensation philosophy. The Compensation Committee administers the Company’s incentive compensation plans, including the Second Amended and Restated 1994 Stock and Incentive Plan. The Compensation Committee met four (4) times during fiscal year 2011. A copy of the Compensation Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.” Mr. Beletic currently serves as Chairman of the Compensation Committee. The Company does not employ a compensation consultant.

Nominating and Governance Committee

The Company has a Nominating and Governance Committee, the functions of which include making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluating the current composition and governance structure of the Board and determining its future requirements; making recommendations concerning nominees for election to the Board; and appointing Directors to Board Committees and selecting Chairpersons of the Board Committees. The Nominating and Governance Committee met five (5) times during fiscal year 2011. The Nominating and Governance Committee performs other related functions and is governed by a charter, a copy of which is available for review on our Website (www.tessco.com), under the heading “Investors.” Mr. Okrent currently serves as Chairman of the Nominating and Governance Committee.

The Nominating and Governance Committee has determined, in its view, that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and have an impeccable record of and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate’s specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. While the Committee does not have a formal policy with respect to diversity, the Board believes that it is essential that the Board is comprised of members that have diverse backgrounds, skill sets, education and professional experience. The Board also follows the overall Company philosophy regarding maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor. Candidates may be identified through various means, including recommendations of current directors and executive officers, by the retaining third-party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will consider the needs of the Board and the qualifications of the candidate. The Committee may also consider other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. For the Committee to consider a candidate, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to the Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate’s accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Risk and Strategy Committee

The Board has a Risk and Strategy Committee, the primary duties and responsibilities of which includes working closely with executive management to assess risks to the business, and capital allocation and growth strategies. Mr. Shaughnessy currently serves as Chairman of the Risk and Strategy Committee. The Risk and Strategy Committee met seven (7) times during fiscal year 2011. A copy of the Risk and Strategy Committee charter is available for review on our Website (www.tessco.com), under the heading “Investors.”

Shareholder Communications with Directors

The Board recommends that shareholders initiate any communications with the Board in writing. Written communications may be directed to the Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@tessco.com, by fax to (410) 229-1669 or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Board’s Role in Risk Oversight

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing Company risk exposure in the area of the committee's responsibility and providing input to management on such risks.

Our management and Board have a process to identify, analyze, manage and report all significant risks to the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational, competitive, legal, regulatory and strategic risks. Each of the Board committees reviews with management significant risks related to the committee's area of responsibility and reports to the Board on such risks. The independent Board members also discuss material risks when they meet in executive session without management.

Director Compensation for Fiscal Year 2011

The current compensation program for non-management directors is designed to achieve the following goals: fairly pay directors for work required for a company of our size; align directors’ interests with the long-term interests of shareholders; and structure compensation in a simple and transparent format, which is easy for shareholders to understand.

In consideration for services on the Board, each non-employee director of the Company is paid $25,000 per fiscal year and the Lead Director of the Company is paid $35,000 per fiscal year. In addition, each non-employee director of the Company, including the Lead Director, is paid $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. The directors compensation table below does not include reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Non-management directors are also eligible to receive Performance Stock Units, or “PSUs”, or other equity based awards as determined by the Compensation Committee, as described under the heading “Narrative Supplement to the Summary Compensation Table in Fiscal Year 2011.”

The following table summarizes the compensation awarded to, earned by, or paid to the Company’s non-management directors during fiscal year 2011:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value	All Other Compensation ($)	Total ($)
Jay G. Baitler	61,000	60,188	--	--	--	--	121,188
John D. Beletic	66,000	60,188	--	--	--	--	126,188
Benn R. Konsynski	55,000	60,188	--	--	--	--	115,188
Daniel Okrent	50,000	60,188	--	--	--	--	110,188
Dennis J. Shaughnessy	58,500	60,188	--	--	--	--	118,688
Morton F. Zifferer	51,500	60,188	--	--	--	--	111,688

(1)
This column represents the aggregate grant date fair value of PSU awards, computed in accordance with the FASB standard on stock compensation, excluding the effect of estimated forfeitures. These amounts reflect the valuation method most recently adopted by the Securities and Exchange (“SEC”), which is the aggregate grant date fair value of the equity awards, rather than the dollar amount recognized that year for financial statement reporting purposes, which was the prior method. The grant date fair value of the PSU awards granted in fiscal year 2011 was $16.05 per share. Based on fiscal year 2011 performance, each director earned 3,750 shares related to PSU awards made to him in April 2010. Because fiscal year 2011 earnings per share exceeded the threshold required for the minimum earning of PSUs but did not reach the target amount for full earning of PSUs, 50% of the PSU’s granted in fiscal year 2011 were earned. These shares have vested or will vest ratably on or about May 1 of 2011, 2012, 2013 and 2014, assuming that each director remains affiliated with the Company on those dates, and subject to accelerated vesting upon a change in control, election results or termination of service to the Company under certain circumstances. For a discussion of the assumptions made in the valuation of these awards see the notes to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2011.

Proposal No. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 1, 2012, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.

Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012.

Proposal No. 3 - APPROVALOF AMENDMENTS TO OUR SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

Proposal No. 4 - APPROVAL OF OUR SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN FOR SECTION 162(m) PURPOSES

At the Annual Meeting, we will present separate proposals to the shareholders with regard to our Second Amended and Restated 1994 Stock and Incentive Plan, or the 1994 Plan.  These are Proposal No. 3, to increase the number of shares of common stock available for awards under the 1994 Plan by 690,000, from 2,863,125 to 3,553,125, and to extend the date through which awards may be granted under the 1994 Plan from July 22, 2014 to July 21, 2016; and Proposal No. 4, to approve the 1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended or the Code.  Our Board of Directors approved the amendments to the 1994 Plan increasing the number of shares available and extending the date through which awards may be granted, subject to approval by our shareholders.

We compete with other companies in our peer group and industry for highly qualified personnel. We believe that our ability to make equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate key personnel and encourages these individuals to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards align the long-term financial interests of recipients with the financial interests of our shareholders.

Accordingly, and to avoid the prospect of compromising our ability to attract, retain and motivate key personnel through awards under the 1994 Plan, we are now seeking shareholder approval to increase the number of shares of common stock available for awards under the 1994 Plan by 690,000, and to extend the date through which awards may be granted under the 1994 Plan to July 21, 2016.  We believe it is vital to our recruitment and retention efforts to have an equity incentive plan in place. We believe that extending the term will allow us not only to continue to grant awards under the 1994 Plan after July 22, 2014, but also to more effectively manage the 1994 Plan to accomplish its purpose of attracting, retaining and motivating key personnel through the grant of equity-based awards. We intend, consistent with our past practice, to seek shareholder approval frequently, as needed, for changes and amendments to the 1994 Plan.

We are proposing the amendments to the 1994 Plan for these reasons and the reasons discussed below.  After such discussion and discussion of Proposal No. 4 to approve the 1994 Plan and specific performance criteria for purposes of Section 162(m), we have set forth a description of the material features of the 1994 Plan, which should be read together with the description of each proposal.

PROPOSAL No. 3 - To Increase the number of shares available for awards under the Second Amended and Restated 1994 Stock and Incentive Plan by 690,000 shares, from 2,863,125 to 3,553,125, and to extend the date through which awards may be granted under the Plan from July 22, 2014 to July 21, 2016.

The Second Amended and Restated 1994 Stock and Incentive Plan of the Company, or the 1994 Plan, is currently the sole equity compensation plan under which we make grants and awards. As of June 3, 2011, only 4,303 shares remained available for grants and awards under the 1994 Plan. The date through which awards may be granted under the 1994 Plan is currently July 22, 2014. A description of the 1994 Plan appears below in question and answer format beneath the discussion of Proposal No. 4.

Since the beginning of fiscal year 2005, the Compensation Committee has used Performance Stock Units (PSUs) as its primary vehicle for equity awards under the 1994 Plan. The Committee determined that moving equity based compensation away from stock options to performance-based and time-vested stock grants is generally more aligned with long-term shareholder interests. The Committee has, however, reconsidered and reevaluated this position from time to time since, but with limited exception, has continued to make equity compensation awards to executives in a manner consistent with this determination (from fiscal 2005 to present, 92% of all equity awards have been in the form of PSUs).  More recently, however, restricted stock awards, at a reduced level versus PSU’s, were granted to the Company’s independent directors.  These restricted stock awards are subject to a four year service based vesting period, requiring the director to remain a director as a condition to vesting, subject to certain exceptions as described in the applicable award agreement.  In recent years, all PSUs have been granted with one year measurement periods, with any shares earned on the basis of performance during that period vest over a four year period, provided that the executive remains employed at the respective vesting dates.

The Compensation Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Compensation Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company’s business, but also on producing superior results. We believe the fact that less than half of the PSUs granted since the inception of the PSU program were earned is clear testimony to this view. Further, in fiscal year 2011 – a highly successful year with record revenue and earnings coupled with lower concentration of revenues from our largest customer – less than half of the PSUs granted were earned.  See table below:

Fiscal Year	PSUs Granted	PSUs Earned	PSUs Cancelled or Forfeited (Not earned)	% of PSUs Earned
2011	274,500	127,379	147,121	46%
2010	396,000	385,500	10,500	97%
2009	412,500	283,680	128,820	69%
2008	282,000	--	282,000	0%
2007	342,000	327,807	14,193	96%
2006	372,292	127,680	244,612	34%
2005	1,403,439	413,632	989,807	29%
Total/Average	3,482,731	1,665,678	1,817,053	48%

Below is a summary of equity awards outstanding under the 1994 Plan as of June 3, 2011 (see Executive Compensation section of the proxy for further details):

•	135,000 stock options were outstanding with a weighted average exercise price of $5.11 and a weighted average term of 1.23 years
•	355,900 shares had been earned pursuant to PSUs, but remained unvested
•	255,000 PSUs remain unearned, with earning dependent upon fiscal 2012 performance
•	148,500 shares of Restricted Stock/Restricted Stock Awards remain unvested
•	7,500 Restricted Stock Units (RSUs) remain unvested

We believe it is important to have sufficient shares available to provide for equity-based awards, and because only 4,303 shares remain available for future awards under the 1994 Plan, we are asking shareholders to approve the increase in the number of shares available for awards under the 1994 Plan by 690,000, from 2,863,125 to 3,553,125.   The failure of stockholders to approve proposal No. 3 and to increase in the number of shares available for grants or awards under the 1994 Plan could negatively impact our recruiting or executive retention efforts.  In addition, absent the ability to compensate our executives through equity awards in the future, our cash compensation costs would likely increase.

We are also seeking shareholder approval to extend the date through which awards may be granted under the 1994 Plan from July 22, 2014 to July 21, 2016, which is five years after the date of the Annual Meeting.  We believe that extending the term to July 21, 2016 will allow us not only to continue to grant awards under the 1994 Plan, but also to more effectively manage the 1994 Plan to accomplish its purpose of attracting, retaining and motivating key personnel through the grant of equity-based awards.

In order to address possible concern regarding the number of equity awards that may be granted in a given year, the Board of Directors has determined that it will not, absent stockholder approval indicating or permitting otherwise, including through or in connection with subsequent amendments to the Plan, make awards under the 1994 Plan over the following three fiscal year period (Fiscal 2012, 2013 and 2014) for a number of shares in excess of an average annual rate over the three year period equal to 5.84% of the number of shares of our common stock projected to be outstanding at the close of each fiscal year. Any full-value awards (e.g. PSU awards, restricted stock and RSUs, but excluding options) will count as equivalent to an award of two shares for these purposes.  Performance based awards are counted for these purposes only when earned, and if not earned as a result of the performance measures not being met will not be counted as awards granted.  In order to facilitate the stated goal of limiting the rate at which awards are granted, the Compensation Committee may decide to grant options in the future in lieu of so called “full value” awards, as a means of reducing the deemed number of shares granted for purposes of the above calculations.

The resolutions to be presented for shareholder approval of the amendments to the 1994 Plan as contemplated by Proposal No. 3 are set forth under the heading "Proposal No. 3" in Appendix A attached to this Proxy Statement, and is incorporated herein by reference.

The Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 3 to amend the 1994 Plan to increase the number of shares available for awards by 690,000, from 2,863,125 to 3,553,125, and to extend the date through which awards may be granted under the 1994 Plan from July 22, 2014 to July, 21 2016.

Proposal No. 4 - Approval of the Second Amended and Restated 1994 Stock and Incentive Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

We have used performance based awards under the 1994 Plan since fiscal year 2005, as an integral part of our executive compensation program in order to provide competitive incentive opportunities to executives who can significantly influence our performance, and to improve our ability to attract, retain and motivate our management team.  Assuming shares are available for awards, we intend to continue to use the ability to issue performance-based awards under the 1994 Plan as one means to help meet our business goals. Our Compensation Committee has discretion to determine whether awards made pursuant to the 1994 Plan will be designed to meet the requirements of Section 162(m) of the Code.

The PSUs and other equity awards that may be made under the 1994 Plan are further described below, under the heading "Description of the 1994 Plan." To date, our Compensation Committee (or, in the case of the awards to members of the Board, the Compensation Committee with approval of the Board) in approving PSU awards under the 1994 Plan has established specific earnings per share performance objectives, and for other than non-employee directors, individual performance targets, that must be achieved over a defined performance cycle in order for the shares covered by PSU awards to be earned. Once earned on the basis of earnings per share performance, shares vest and are issued over a specified period of time (typically three or four years) determined at the time of grant, provided that the recipient remains employed by or associated with the Company on the designated date of share issuance. Earnings per share targets, which take into account the earnings impact of this program, are set by the Compensation Committee and the Board of Directors in advance for the complete performance cycle at levels designed to grow shareholder value. Under the terms of the PSU awards, the actual number of shares of our common stock that may be issued upon the vesting and earning of such performance share awards may range from zero to 100% of the shares covered by the PSU, depending on achievement of the established earnings performance objectives, the individual performance of the participant, and the continued employment or association of the participant with the Company.

Generally, Section 162(m) of the Code does not permit publicly held companies to deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. However, compensation that qualifies as "performance-based" for purposes of Section 162(m) will not be subject to the deduction limit. Compensation deemed paid in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights generally qualifies as performance-based, as described below under "Deductibility of Executive Compensation." Other types of awards that may be granted under the 1994 Plan that have performance criteria as a condition to being earned, and which otherwise qualify as "performance based" compensation under Section 162(m), will not be subject to the $1 million deduction limit, provided that the material terms of the 1994 Plan, including the employees eligible to receive compensation upon the achievement of a goal, the types of performance criteria, and the amount payable to an employee upon attainment of a goal, are approved by our shareholders at least once every five years.

Our shareholders most recently approved our 1994 Plan and the types of performance criteria to be used in grants or awards thereunder in 2008. Our Board of Directors recognizes an increased possibility for Section 162(m) becoming an issue of greater importance, particularly if we are successful in our long term performance goals and business objectives and, consequently, shares covered by PSUs are earned and paid at an increased rate. Moreover, our Board of Directors believes that it is appropriate and makes good business sense in any event to allow for the possibility of performance-based awards qualifying under Section 162(m). Accordingly, to meet the Section 162(m) requirement that the performance criteria be approved by the shareholders every five years, our Board of Directors has determined to submit this Proposal No. 4 to you for approval.

By approving this Proposal No. 4, you will be approving the eligibility of all of our employees, officers and non-employee directors to participate in the 1994 Plan, the types of performance criteria on which performance goals or targets for performance-based awards may be based, and the per-person limitations under the 1994 Plan.

The types of performance criteria to be utilized in the making of performance-based awards under the 1994 Plan, and for which we seek shareholder approval for Section 162(m) purposes, are specific amounts of or changes in any one or more of: (i) earnings per share; (ii) revenues; (iii) stock price; (iv) market performance; (v) profitability; and (vi) other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance.

Because the Compensation Committee and the Board of Directors have discretion to determine the amount and types of awards to be granted under the 1994 Plan, all of the benefits that will be received in the future by participants are not readily determinable. However, we have previously limited and will continue to limit the number of shares in respect of which awards may be granted to any one individual employee participant in any calendar year under the 1994 Plan 337,500.

A number of other requirements must be satisfied in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. In addition, the 1994 Plan authorizes the grant of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million per officer in a given year.

Our Board proposes that you approve the 1994 Plan and the specific performance criteria to be utilized in the granting of performance-based awards under the 1994 Plan, for purposes of Section 162(m) of the Code.  Such approval will satisfy the requirement under Section 162(m) that these matters be approved by our shareholders every five years, and will extend the period through which payments made in respect of awards to our most highly compensated executive officers may be deducted by us as provided in Section 162(m), if goals or targets based on any of these criteria and utilized in awards are met.

The material terms of the 1994 Plan, including the terms for PSUs, are set forth below.

The Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 4 to approve the 1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code, as amended.

A description of the 1994 Plan in question and answer format follows:

What is the 1994 Plan?

The purpose of the 1994 Plan is to attract, retain and motivate outstanding employees and other key personnel, including directors, through the incentives of stock ownership and stock based monetary compensation. The Board of Directors believes that granting equity compensation awards more closely aligns a recipient's interest with the Company's performance and objective of maximizing shareholder value.

The 1994 Plan was initially approved by the Board of Directors in January 1994 and thereafter by the shareholders. Since 1994, the Plan has been amended at least six times with shareholder approval, and as a result, the maximum number of shares available for award at any time under the 1994 Plan had been increased previously to 2,863,125 shares (after accounting for our 3-for-2 stock split in November 2006 and 3-for 2 stock split occurring in May 2010).  Also, non-employee directors are eligible for awards under the 1994 Plan.

Who administers the 1994 Plan?

The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to designate participants, determine the types of awards to be granted, the number of shares to be covered by each award, and any other terms and conditions of the awards, including vesting requirements. All determinations, interpretations and other decisions relative to the 1994 Plan or awards granted thereunder may be made by the Compensation Committee and are conclusive and binding. In its administration of the 1994 Plan, the Compensation Committee sometimes seeks approval and guidance from the Board of Directors.

The Compensation Committee is authorized under the 1994 Plan to determine the type of instrument, and the terms and conditions applicable to awards granted under the 1994 Plan, including performance criteria, goals and targets, and vesting requirements. Under the 1994 Plan, the Compensation Committee has discretion to adjust or accelerate the vesting of awards after grant. The Board currently anticipates that vesting would not be adjusted or accelerated for existing options; and for performance-based awards, vesting would be adjusted or accelerated only in the event of extraordinary or non-recurring events not contemplated in developing the performance criteria (i.e. change in control or material acquisitions).

Who is eligible for awards under the 1994 Plan?

All of our employees, including officers and our non-employee directors, are eligible to receive awards under the 1994 Plan; however, the Compensation Committee presently contemplates the grant of future awards primarily to senior leaders and key contributors who are responsible for developing and executing our growth strategies. At March 27, 2011 we had 874 full time equivalent employees and 6 non-employee directors, all of whom are eligible to participate in the 1994 Plan.

Awards for not more than 337,500 shares may be issued under the 1994 Plan to any one participant in any one calendar year; provided that not more than 112,500 shares may be issued to each non-employee director; and any non-employee director grants require the approval of a majority of disinterested directors.

What types of awards are available under the 1994 Plan?

The 1994 Plan provides for the grant or award of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of common stock or other securities of the Company. Stock options granted under the 1994 Plan may be either "incentive stock options" (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, or so-called non-qualified options. The exercise price of an option granted under the 1994 Plan may not be less than the fair market value of our common stock on the date of grant. On June, 2011, the closing market price of our common stock was $11.38.

Our compensation philosophy currently focuses primarily on the grant of awards that are earned or vest on the basis of performance criteria other than stock price. In April 2004, the Compensation Committee, with the approval of the Board of Directors, established the Performance Stock Unit Award Program, which is designed to align all efforts of recipients toward increasing earnings and maximizing shareholder value. Under this program, Performance Stock Units, or PSUs, are awarded to selected individuals. Each PSU entitles the recipient to earn one share of common stock, but only after earnings per share (EPS), and for employee participants, individual performance targets are met over a defined performance cycle. Once earned, shares vest and are issued over a period of years, provided that the recipient remains associated with the Company until the respective share issuance dates. Earnings per share targets, which take into account the earnings impact of the program, are set in advance for the complete performance cycle by the Compensation Committee, and approved by the Board of Directors, at levels determined to be necessary to drive shareholder value. PSU awards have been made annually at the beginning of each fiscal year since the establishment of the PSU Award Program in 2004. At present, PSU awards are held by an aggregate of 36 individuals and offer these holders the opportunity to earn and receive an aggregate of 610,900 shares of common stock, of which 355,900 shares have been earned and will be issued provided that the holders of the awards remain associated with the Company until the respective share issuance dates, and 255,000 shares have not yet been earned.

For additional information regarding outstanding awards under the 1994 Plan, please refer to the discussion of "Stock Based Compensation Plans" in this Proxy Statement, and for information regarding the outstanding awards held by our chief executive officer and four other most highly compensated executive officers see the "Summary Compensation Table" in this Proxy Statement.

It is the intention of the Compensation Committee and Board of Directors to continue the possibility of annual PSU grants or the grant of other performance-driven awards. Although the 1994 Plan permits the issuance of a variety of stock-based awards, including options and SARs, it is the current thinking of the Board of Directors that awards should generally be performance-driven, like the PSUs.  Nevertheless, the Compensation Committee has the authority to issue awards under the 1994 Plan that may not necessarily be performance based, and Restricted Stock Units, or RSUs, and Restricted Stock Awards have recently been granted under the 1994 Plan to certain executive officers and directors, and that practice may continue in the future. In addition, as noted above, in order for the Compensation Committee to limit the rate at which awards are granted pursuant to the 1994 Plan in the future, it may decide to issue options in lieu of so-called “full value” awards that count as the granting of two shares for such purposes. Possible performance criteria that may be used in future performance-based awards include earnings per share, revenues, stock price, market performance, profitability and other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance. Our Compensation Committee has discretion to determine whether awards made under the 1994 Plan will be designed to meet the requirements of Section 162(m) of the Code.

What is the duration of the 1994 Plan?

The date through which awards may be granted under the 1994 Plan is currently July 22, 2014. Any award granted prior to the date after which awards may be granted may extend beyond that date unless otherwise expressly provided in the award agreement, and the Compensation Committee and Board of Directors retain the right after such date to continue to administer awards that then remain outstanding.  If Proposal No. 3 is approved by our shareholders at the Annual Meeting, however, the date through which awards may be granted under the 1994 Plan will be extended from July 22, 2014 to July 21, 2016.

How many shares have been allocated to the 1994 Plan?

The 1994 Plan currently provides for the issuance of up to an aggregate of 2,863,125 shares of our common stock over the entire term of the 1994 Plan. As of June 3, 2011, an aggregate of 1,956,922 shares had been issued pursuant to awards made under the 1994 Plan, 901,900 shares are covered by outstanding awards, and only 4,303 shares are available for future awards under the 1994 Plan. Assuming approval by the shareholders of Proposal No. 3, the aggregate number of shares available for issuance at any time under the 1994 Plan would be increased by 690,000 from 2,863,125 to 3,553,125, and the number of shares available for future awards will increase to 694,303.  These shares may be either authorized and unissued shares or issued shares reacquired by us and held in treasury.

The aggregate number of shares issuable under the 1994 Plan and the number of shares subject to options and awards made under the 1994 Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to stock options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited, and shares that are not issued as a result of forfeiture, expiration or termination of an award, including shares that are not earned or that are forfeited under a performance share award, may be reissued under the 1994 Plan.

How are awards made under the 1994 Plan treated if the participant's employment or association with the Company is terminated?

Subject to the Committee's discretion and the specific terms of any applicable award agreement, awards generally terminate upon the earlier of (a) termination of employment or other engagement for any reason other than death or disability, or (b) twelve months after the date of a recipient's death with respect to options and SARs to the extent they are exercisable at the time of the recipient's death. In the event of disability or death, any restriction applicable to a restricted stock award will be removed on a pro rata basis in accordance with the portion of the restricted period that has expired as of the date of disability or death, as applicable. In the case of a PSU award, the participant must generally be employed by (or otherwise associated with) the Company on the last day of the fiscal year in order to earn any shares for that year and, in addition, must remain employed by (or otherwise associated with) the Company on each of the annual distribution dates in order to be entitled to receive any shares otherwise earned. This latter condition does not apply, however, if employment has been terminated by the Company other than for cause, by the employee for good reason, or on account disability, death, or in some cases, normal retirement (subject to restrictions under Section 162(m)).

The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are available for future awards under the 1994 Plan.

May awards granted under the 1994 Plan be repriced?

The terms of the 1994 Plan provide that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SAR,s or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original optionsor SARS, without first obtaining shareholder approval of such repricing.

What are the federal tax consequences of awards under the 1994 Plan?

The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1994 Plan. This summary is intended for general information only, and state and local income tax consequences are not discussed and vary from state to state and locality to locality.

Stock Options.    A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will generally be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment or within three months after termination of employment (or one year in the case of disability). If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of by sale within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and we will generally be entitled to a corresponding deduction for tax purposes.

SARs.    A participant generally will not recognize any taxable income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by us upon such exercise, and we will generally be entitled to a corresponding deduction for tax purposes.

Restricted Stock.    A participant will not recognize taxable income at the time of the grant of shares of restricted stock, restricted stock units (i.e., the right to receive stock at a later date, subject to certain conditions), and including Performance Stock Units, that are not transferable and are subject to a substantial risk of forfeiture, and we will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such an election is not made, the participant will recognize ordinary taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is generally deductible by us as compensation expense. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and before the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and we will generally be entitled to a corresponding deduction.

Deductibility of Executive Compensation.    Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be "performance-based". Compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under the 1994 Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of "outside directors" as defined under Section 162(m). Compensation paid by the Company in connection with restricted stock, RSUs and other cash and equity based awards may be taken into account for purposes of the $1 million limitation for covered employees unless the individual award is specifically designed to comply with Section 162(m) of the Code’s performance based exemption.  In order to satisfy Section 162(m)’s performance-based exemption, payment of these awards must be contingent on the satisfaction of objective performance goals established and certified by a committee comprised solely of two or more outside directors (such as the Compensation Committee) and the Plan must be approved by the Company’s shareholders.  We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by us without limitation under Section 162(m).  At present we have the ability to grant "performance-based" awards intended to qualify under Section 162(m) until 2013 assuming shares are available for awards under the 1994 Plan.  If Proposal No. 4 is approved by the stockholders the term during which we would have the ability to grant "performance-based" awards intended to qualify under Section 162(m) would be extended until 2016, assuming shares remain available for awards under the 1994 Plan for such grants.

Impact of Section 409A. Section 409A of the Code applies to deferred compensation unless the compensation was both deferred and vested prior to January 1, 2005.  Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the individual’s right to receive the amount is no longer conditioned on his or her performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.  Stock options, stock appreciation rights, restricted stock, RSUs, PSUs and other awards available under the Plan are designed to be exempt from the requirements of Section 409A or to satisfy its requirements.  An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

May the 1994 Plan be Amended or Terminated?

In general, the Board of Directors may amend the 1994 Plan in any respect that does not adversely affect an award granted and then outstanding under the 1994 Plan. Shareholder approval is, required however, for any amendment to the 1994 Plan that (i) except in limited circumstances, increases the maximum number of shares for which awards may be made under the 1994 Plan, (ii) reduces the exercise price at which options may be granted or otherwise materially increases the benefits accruing to participants under the 1994 Plan, or (iii) materially modifies the terms of the 1994 Plan.  Amendments of the 1994 Plan may also require shareholder approval under the Rules of the NASDAQ Global Market, as applicable to the Company.

Proposal No. 5 - SHAREHOLDER PROPOSAL TO REQUIRE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT AN ANNUAL MEETING TO ELECT DIRECTORS

The Company has been advised that one of its shareholders intends to present a proposal at the Company’s annual meeting requiring that the bylaws of the Company be amended to provide that director nominees be elected by majority vote at an annual meeting of shareholders. The name, address and stock ownership of the proponent will be furnished by the Company to any shareholder promptly upon receiving an oral or written request to the Company’s Secretary. If the shareholder who has advised the Company that it intends to make this proposal, or its representative who is qualified under applicable law, is present at the annual meeting and submits this proposal for a vote, then the shareholder proposal will be voted upon at the annual meeting.

In accordance with applicable proxy regulations, the proposed resolution and supporting statement, exactly as submitted by the shareholder, are set forth below under the heading “Shareholder Proposal.” We disclaim all responsibility for the content of the proposal and the supporting statement.

For the reasons set forth in its Statement in Opposition to Proposal No. 5 immediately following the shareholder proposal below, our Board does not support this proposal and urges you to vote AGAINST this proposal.

Shareholder Proposal:

RESOLVED, that the stockholders of TESSCO Technologies Incorporated ("TESSCO") request that the Board of Directors amend TESSCO’s by-laws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders.

Supporting Statement:

Discovery Group is a long-term investor in TESSCO.  We realized several years ago that TESSCO greatly needed improvements to its corporate governance.  We have worked diligently to bring about governance changes, for the benefit of all stockholders, despite the objections and obstacles presented by management and the Board of Directors.

           With the support of fellow stockholders, our efforts have resulted in 1) the dismantling of TESSCO’s poison pill anti-takeover mechanism, 2) a reduction in the threshold percentage of outstanding shares required to call a special meeting of stockholders, and 3) the formation of a new Risk and Strategy Committee of the Board to respond to takeover offers for TESSCO.  Most recently, we were also able to get the Board to act on the shareholder proposal we submitted last year, which won majority support of the stockholders, to declassify the Board, and thereby submit all directors for election on an annual basis.  It is worth noting, however, that the Board structured the declassification so that it does not go into full effect until 2013.

We are submitting this proposal so that TESSCO’s stockholders may be empowered to change the composition of the Board of Directors, without the requirement of running an alternate slate of nominees.  The TESSCO bylaws allow directors to be elected with only the affirmative vote of a plurality of the shares present or represented by proxy at an annual meeting.  This means that in an uncontested election, stockholder votes for directors have no real meaning.  Each of the Board’s nominees are elected so long as the nominee receives at least one affirmative vote, even if a majority of the stockholder votes are cast negatively or withheld.  Under our proposal, a nominee must receive a majority of the votes cast, which gives negative or withheld votes real meaning.

In two of the past three years ISS, the leading proxy advisory service, has advised clients to WITHHOLD votes for TESSCO’s director nominees.  However, plurality voting for directors essentially silenced those investors.  Not only is plurality voting a disservice to TESSCO’s stockholders but it is inconsistent with good governance standards among U.S. public companies. Over 70% of the companies in the S&P 500 have adopted majority voting provisions and that percentage continues to rise.  Most companies also adopt a director resignation policy for any director nominee who does not garner a majority vote.

ISS guidelines recommend that investors vote FOR majority voting proposals.  By voting FOR this proposal you remind the Board that TESSCO stockholders want to be heard when it comes to potential concerns about the Board’s failure to address management’s long track record of poor performance, governance procedures that shield directors and management from accountability, and the resulting deterioration in stockholder value.

The Company’s Statement in Opposition to Proposal No 5.

The Board recommends a vote AGAINST the shareholder proposal set out above, for the reasons described below.

Company shareholders currently elect their directors by plurality voting; however, the Board recently adopted a director resignation policy on April 25, 2011, which already addresses the substance of the shareholder’s concerns while avoiding the problems associated with a majority vote standard.  The policy provides that any director nominee in an uncontested election who does not receive a majority of the votes cast in his or her election is required to tender his or her resignation to the Nominating and Governance Committee.  The Nominating and Governance Committee will consider the resignation and recommend to the Board whether or not to accept the resignation. The Board will then make a decision regarding the resignation and publicly disclose their decision. The Board believes that this policy promotes a good balance between providing shareholders a meaningful and significant role in the process of electing directors and allowing the Board flexibility to exercise its independent judgment on a case-by-case basis.

The Company’s nomination and election process has resulted in a Board that consists of highly qualified directors from diverse backgrounds, who, except for our Chairman and CEO, all meet the definition of independence under applicable NASDAQ rules.  Because our shareholders have a history of electing highly-qualified and independent directors using a plurality voting system, we do not believe that a change in the director election process is necessary to improve our corporate governance.

The majority vote standard advocated in the shareholder proposal is a relatively modern practice which could lead to unintended or adverse consequences that could adversely affect the Company’s shareholders.  For example, this standard could result in an entire slate of director nominees being rejected, or an insufficient number of independent directors being elected to satisfy applicable listing standards or securities laws’ requirements.  In such events, the Company could be incapable of taking important corporate action until the situation was resolved.  In 2006, the Committee on Corporate Laws of the Section of Business Law of the American Bar Association studied the benefits and detriments associated with a majority vote standard for the election of directors and decided not to recommend a majority voting standard for directors, stating: “For reasons specified in detail throughout its previous releases, the Committee has concluded that the “failed election” consequences for some corporations and other concerns make it unwise to change the statutory plurality default rule because it would apply universally to all corporations governed by state statutes adopting the Model Act provisions.”

The Board believes that the Company’s current method of electing directors is in the best long term interests of its shareholders because the Company’s director resignation policy will generally have the same results as the proposed majority vote standard, and the inherent risks associated with adopting a majority vote standard for director elections could negatively impact the Company’s ability to take necessary corporate actions.

For the reasons noted above, the Board recommends a vote “AGAINST” Proposal No. 5 on majority voting for the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock of the Company, as of June 3, 2011 by (i) all shareholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of the directors and each of the Chief Executive Officer and Chief Financial Officer during fiscal year 2011 and the other three most highly compensated executive officers at fiscal year end 2011 (the “named executive officers”), and (iii) all directors and named executive officers as a group. Percentage of beneficial ownership is based on 7,751,131 shares of common stock outstanding on June 3, 2011.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Named Executive Officers(1):
Robert B. Barnhill, Jr. (2)	1,949,070	24.7%
Jay G. Baitler	18,310	*
John D. Beletic	91,569	1.2%
Benn R. Konsynski, Ph.D.	128,733	1.7%
Daniel Okrent	47,239	*
Dennis J. Shaughnessy	49,643	*
Morton F. Zifferer, Jr.	79,903	1.0%
Gerald T. Garland	80,045	1.0%
Douglas A. Rein	85,227	1.1%
Said Tofighi	66,871	*
David M. Young	80,297	1.0%

All Directors and Named Executive Officers as a group (11 persons) (3)	2,676,907	33.9%

Principal Shareholders:
Discovery Group L.P. (4)	827,935	10.7%
Dimensional Fund Advisors. (5)	432,665	5.6%

* Less than 1% of the outstanding common stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days of June 3, 2011 are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person. Addresses for all Directors and Named Executive Officers is c/o TESSCO Technologies, Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.

(2)
Includes 337,500 shares held by Mr. Barnhill’s spouse and children; 135,000 shares subject to currently exercisable stock options; and 22,500 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill’s address is 11126 McCormick Road, Hunt Valley, Maryland 21031.

(3)	Includes 135,000 shares subject to currently exercisable stock options.

(4)	Derived from Form 4 filed by Discovery Group I, LLC on May 20, 2011. Discovery’s address is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.

(5)	Derived from Schedule 13G filed by Dimensional Fund Advisors LP on December 31, 2010. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

EXECUTIVE COMPENSATION

General

TESSCO operates in the extremely competitive and rapidly changing wireless communication product and service industry. Both the Compensation Committee (the “Committee”) and Board as a whole believe that compensation programs for our executive officers should be and are designed to attract, motivate and retain talented executives responsible for the long-term success of the Company. These programs are designed within a framework based on the achievement of designated targets and are designed to align the financial interests of executive officers with those of our shareholders. The Committee and the Board believe that alignment between shareholders and executive officers is best achieved by tying a significant portion of total executive compensation to the achievement of certain financial and non-financial objectives. This philosophy is applied to all team members, with a more significant amount of compensation at risk at the executive levels. The compensation programs for our named executive officers provide base salary, annual cash bonuses, long-term equity incentives, retirement and other benefits that the Committee believes are appropriate and relatively equivalent to typical programs available for comparable executive officers in similarly situated companies. For more details, see “Narrative Supplement to the Summary Compensation Table in Fiscal 2011.”

Stock-Based Compensation Plans

The Company’s Second Amended and Restated 1994 Stock and Incentive Plan or the 1994 Plan is currently the sole equity compensation plan under which we make grants and awards. The 1994 Plan, as currently in effect, provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of common stock or other securities of the Company.

The maximum number of shares of common stock issued or issuable at any time pursuant to awards granted under the 1994 Plan is 2,863,125, subject to further adjustment from time to time to reflect future stock splits and other similar events. If Proposal No. 3 is approved by the Shareholders at the Annual Meeting, this number will increase to 3,553,125.  Since the beginning of fiscal year 2005, the Compensation Committee has used Performance Stock Units (PSUs) as its primary vehicle for equity awards under the 1994 Plan (prior to fiscal 2005, stock options were typically granted to key contributors). The Committee determined that moving equity based compensation away from stock options to performance-based and time-vested stock grants is generally more aligned with long-term shareholder interests. The Committee has, however, reconsidered and reevaluated this position from time to time since, but with limited exception, has since continued to make equity compensation awards to executives in a manner consistent with this determination. PSUs are typically granted with one year measurement periods, with any shares earned on the basis of performance during that period vesting over a four year period, provided that the executive remains employed at the respective vesting dates. In August 2006, the Committee also made a restricted stock grant to our Chief Executive Officer in connection with his current employment agreement, as discussed further below. In addition, in fiscal year 2011, the Committee made a restricted stock unit grant to various non-executive employees, as discussed further below.

As of June 3, 2011, an aggregate of 1,255,811 shares of common stock had been issued to participants pursuant to PSUs granted since the establishment of the PSU program in 2005. As of June 3, 2011, 355,900 additional shares of the Company’s common stock had been earned pursuant to the PSUs, but had not been issued pending satisfaction of the vesting terms applicable to those PSUs. These terms provide that, absent accelerated vesting upon a change in control or termination of service under specified circumstances, these shares will be issued, provided that the respective participants remain employed by or associated with the Company on established payment dates. PSUs covering 255,000 shares of common stock were granted in early fiscal 2012 and remained unearned at June 3, 2011, with earning dependent upon fiscal 2012 performance.

As of June 3, 2011, options for 588,611 shares had been granted and exercised and options for 135,000 shares had been granted and remained outstanding under the 1994 Plan.

During fiscal year 2007, the Company made a restricted stock award for 225,000 shares to Mr. Barnhill, the restrictions under which lapse ratably over a period of ten fiscal years following the grant assuming that Mr. Barnhill remains affiliated with the Company, or earlier upon a change in control or in certain other specified circumstances. As of June 3, 2011, the restrictions had lapsed in respect of 112,500 shares covered by the restricted stock award, leaving 112,500 shares still subject to risk of forfeiture. Also, in fiscal year 2011, restricted stock units covering 22,500 shares were issued in equal amounts to three non-executive employees. These shares vest on the last day of fiscal year 2014, provided the employees are still employed by the Company on that date. As of June 3, 2011, two of the non-executive employees are no longer employed by the Company and thus 15,000 shares have been cancelled and made available for future grants under the 1994 Plan.

Subsequent to fiscal year 2011, on April 25, 2011, the Compensation Committee, with the concurrence of the full Board, also granted additional restricted stock awards to the non-employee directors of the Company, providing them with the opportunity to have issued to them at a later date, upon vesting, 6,000 shares each, or up to 36,000 additional shares of the Company’s common stock in the aggregate. The restricted stock awards are subject to time vesting but not performance vesting, the restrictions under which lapse ratably over a period of four fiscal years following the grant assuming that the participant remains associated with the Company (or meets other criteria as prescribed in the applicable award agreement).

Accordingly, as of June 3, 2011, there were 4,303 shares of common stock available for future awards under the 1994 Plan. The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are returned to the pool of shares available for future awards under the 1994 Plan.

In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 450,000 shares of the Company’s common stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal year 2011, an aggregate of 16,662 shares were sold to employees under this plan. The number of shares of common stock available under this plan as of June 3, 2011 was 279,384.

Equity Compensation Plan Information

The following table sets forth information as of March 27, 2011, the last day of the Company’s fiscal year 2011, with respect to the Second Amended and Restated 1994 Stock and Incentive Plan, Team Member Stock Purchase Plan, and options granted pursuant to other compensation arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	966,089 (1)	$ 5.11 (2)	416,998 (3)

(1)
Includes options exercisable for an aggregate of 135,000 shares of common stock, the non-vested portion of the restricted stock grant made to Mr. Barnhill (112,500 shares), the non-vested portion of the restricted stock unit, or restricted stock award grant made to various non-executive employees (22,500 shares), and an aggregate of 696,089 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, in each case granted pursuant to the 1994 Plan. The weighted average contractual life of the outstanding options is 1.42 years. Of the 696,089 shares subject to issuance pursuant to PSUs, 553,390 shares have been earned and will be issued ratably over the remaining term of the corresponding PSU, on or about May 1, 2011, 2012, 2013 and 2014, provided that the respective participants remain employed by or associated with the Company on each of these issue dates, subject however, to accelerated vesting upon a change in control or termination of service under certain circumstances. Of the remaining 142,699 shares, PSUs covering 138,871 shares were not earned on the basis of fiscal year 2011 performance and were cancelled in April 2011, and 3,828 shares were forfeited due to participants no longer being employed by the Company. Of the 22,500 restricted stock awards granted, restricted stock awards covering 15,000 shares were forfeited in April 2011 due to participants no longer being employed by the Company. Does not reflect additional PSUs issued on April 25, 2011 which provide participants with the opportunity to earn up to an aggregate of 255,000 shares of common stock on the basis of fiscal year 2012 Company and individual performance, or an additional 36,000 restricted stock awards (also issued on April 25, 2011) which provide non-employee directors with the opportunity to have issued to them at a later date, upon vesting, up to an aggregate of 36,000 shares of the Company’s common stock over a four year period provided that the participants remain associated with the Company (or meets other criteria as prescribed in the applicable award agreement).

(2)
Reflects a weighted average exercise price of $5.11 per share for 135,000 issued and outstanding options. Does not reflect any impact for shares issuable pursuant to PSUs, RSUs or the restricted stock grant made to Mr. Barnhill, as these instruments do not include an exercise price.

(3)
Includes 279,384 shares of common stock available for purchase under the Team Member Stock Purchase Plan and 137,604 shares remaining available for issuance pursuant to future awards under the 1994 Plan. Does not reflect PSUs issued on April 25, 2011 pursuant to the 1994 Plan, which provide participants with the opportunity to earn up to an aggregate of 255,000 shares of common stock on the basis of fiscal year 2012 Company and individual performance, or the RSUs also issued on April 25, 2010 pursuant to the 1994 Plan, which provide non-employee directors with the opportunity to have issued to them at a later date, upon vesting, up to an aggregate of 36,000 shares of common stock provided that the participants remain associated with the Company (or meet other criteria as prescribed in the agreement). Also, does not reflect the PSUs for 142,699 shares cancelled in April 2011 or RSUs for 15,000 shares cancelled in April 2011.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and Chief Financial Officer during fiscal years 2011 and 2010, and the Company’s other three most highly compensated executive officers at each fiscal year end (the “named executive officers”). All equity awards made in fiscal year 2011 were “at risk” at the time of award, meaning that the underlying shares could be earned only to the extent that the Company achieved certain financial targets in fiscal 2011.  Historically, over the last seven fiscal years, 48% of the at-risk equity awards made by the Company have been earned.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value		All Other Compensation		Total (16)

Robert B. Barnhill Jr.,
Chairman of the Board,	2011	$600,000	$409,275	$--	$310,846	$64,597	(4)	$187,122	(6)	$1,385,250
President and Chief	2010	600,000	219,375	--	633,234	61,555	(5)	156,434	(7)	1,670,598
Executive Officer

Gerald T. Garland,
Senior Vice President,
Solutions	2011	300,000	325,013	--	102,191	--		22,671	(8)	749,875
Development and	2010	300,000	175,500	--	203,411	--		19,284	(9)	698,195
Product Management

Douglas A. Rein,
Senior Vice President,	2011	272,116	325,013	--	93,440	--		14,179	(10)	704,748
Fulfillment and	2010	250,000	175,500	--	169,509	--		11,105	(11)	606,114
Operations

Said Tofighi,
Senior Vice President,	2011	272,116	325,013	--	93,303	--		16,170	(12)	706,602
Market Development	2010	250,000	175,500	--	169,509	--		13,005	(13)	608,014
and Sales

David M. Young,
Senior Vice President,
Chief Financial Officer	2011	272,116	325,013	--	93,957	--		12,004	(14)	703,090
and Corporate	2010	250,000	175,500	--	169,509	--		9,295	(15)	604,304
Secretary

(1)
This column represents the aggregate grant date fair value of the awards, computed in accordance with the FASB standard on stock compensation, excluding the effect of estimated forfeitures. These amounts reflect the valuation method adopted by the SEC, which is the aggregate grant date fair value of the equity awards. The grant date fair value of the PSU awards granted in fiscal year 2011 and 2010 are $16.05 per share and $5.85, respectively. For a discussion of the assumptions made in the valuation of these awards see the notes to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2011.

(2)
This column represents the aggregate grant date fair value of stock option awards, computed in accordance with the FASB standard on stock compensation. No stock options were granted in fiscal year 2010 or fiscal year 2011.

(3)	Represents cash bonuses paid pursuant to the Company’s Value Share Plan.

(4)
Represents the change in Mr. Barnhill’s Supplemental Executive Retirement Plan for fiscal year 2011. This amount reflects the Company’s accounting expense for this plan and does not necessarily correspond to the actual value that will be recognized by Mr. Barnhill.

(5)
Represents the change in Mr. Barnhill’s Supplemental Executive Retirement Plan for fiscal year 2010. This amount reflects the Company’s accounting expense for this plan and does not necessarily correspond to the actual value that will be recognized by Mr. Barnhill.

(6)
Includes, (i) premiums in the amount of $12,500 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $7,070 allocated to Mr. Barnhill’s Retirement Savings Plan account; (iv) premiums of $8,115 and $15,737 for long-term care insurance and supplemental long-term disability coverage, respectively; (v) payments of $54,000 for dividends paid on non-vested shares of restricted stock, and (vi) $24,700 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $14,700 paid to a club that requires that a specific individual be designated as the member, even though this is a corporate membership. In 2011, Mr. Barnhill was designated as that member.

(7)
Includes, (i) premiums in the amount of $12,500 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $4,434 allocated to Mr. Barnhill’s Retirement Savings Plan account; (iv) premiums of $7,842 and $13,050 for long-term care insurance and supplemental long-term disability coverage, respectively; (v) payments of $31,500 for dividends paid on non-vested shares of restricted stock, and (vi) $22,108 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $14,400 paid to a club that requires that a specific individual be designated as the member, even though this is a corporate membership. In 2010, Mr. Barnhill was designated as that member.

(8)
Represents $4,638 allocated to Mr. Garland’s Retirement Savings Plan Account, $2,940 in premiums for supplemental life insurance coverage, $2,838 in premiums for long-term care insurance and $12,255 in premiums for supplemental long-term disability coverage.

(9)
Represents $1,524 allocated to Mr. Garland’s Retirement Savings Plan Account, $2,940 in premiums for supplemental life insurance coverage, $2,565 in premiums for long-term care insurance and $12,255 in premiums for supplemental long-term disability coverage.

(10)
Represents $4,552 allocated to Mr. Rein’s Retirement Savings Plan Account, $1,675 in premiums for supplemental life insurance coverage, $2,575 in premiums for long-term care insurance and $5,377 in premiums for supplemental long-term disability coverage.

(11)
Represents $1,788 allocated to Mr. Rein’s Retirement Savings Plan Account, $1,638 in premiums for supplemental life insurance coverage, $2,302 in premiums for long-term care insurance and $5,377 in premiums for supplemental long-term disability coverage.

(12)
Represents $4,552 allocated to Mr. Tofighi’s Retirement Savings Plan Account, $1,705 in premiums for supplemental life insurance coverage, $2,700 in premiums for long-term care insurance and $7,213 in premiums for supplemental long-term disability coverage.

(13)
Represents $1,697 allocated to Mr. Tofighi’s Retirement Savings Plan Account, $1,668 in premiums for supplemental life insurance coverage, $2,427 in premiums for long-term care insurance and $7,213 in premiums for supplemental long-term disability coverage.

(14)
Represents $4,627 allocated to Mr. Young’s Retirement Savings Plan Account, $1,097 in premiums for supplemental life insurance coverage, $2,313 in premiums for long-term care insurance, $3,967 in premiums for supplemental long-term disability coverage.

(15)
Represents $2,229 allocated to Mr. Young’s Retirement Savings Plan Account, $1,060 in premiums for supplemental life insurance coverage, $2,040 in premiums for long-term care insurance and $3,966 in premiums for supplemental long-term disability coverage.

(16)
In fiscal year 2011, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 56% for Mr. Barnhill, 54% for Mr. Garland, 52% for Messrs. Rein, Tofighi and Young. In fiscal year 2010, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 74% for Mr. Barnhill, 72% for Mr. Garland, 69% for Messrs. Rein, Tofighi and Young.

Narrative Supplement to the Summary Compensation Table in Fiscal Year 2011

Annual Base Salary

Base salary is the fixed component of an executive’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Compensation Committee periodically reviews base salaries for our named executive officers on its own initiative and at the recommendation of the Chief Executive Officer.

Performance-Based Cash Bonus (Value Share Plan)

Target cash bonus awards are expressed as a percentage of the actual base salary paid to the named executive officer during each fiscal year. The target percentages are determined by the Compensation Committee based upon the named executive officer’s job level and responsibilities and may vary for different officers or business units. We refer to this program as our Value Share Plan.

Early in each fiscal year, the Compensation Committee establishes specific performance objectives for the payment of cash bonus awards for that year. The performance objectives for each year are aligned with our growth and diversification strategies and have included: earnings per share, targeted numbers of commercial customers, cross-sell growth, margin growth, productivity measurements (i.e. net income as a percentage of revenues) and returns (i.e. return on assets). When establishing performance goals for a given year, the Compensation Committee reviews and discusses our business and financial plans for that year and their key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate shareholder value. Based on these and other factors, the Compensation Committee establishes various annual performance targets for purposes of the Value Share Plan.

In fiscal 2012, the Value Share Plan is based strictly on the achievement of predetermined annual targets. From fiscal 2009 through fiscal 2011, a portion of the Value Share Plan was payable quarterly, and the remaining portion was payable annually, both upon the achievement of predetermined financial and non-financial targets. Generally, following the close of an applicable fiscal period, the Committee determines whether the performance objectives for the previous period have been achieved and, in the case of the annual portion of Value Share Plan awards only, evaluates and then rates the individual performance of each of the named executive officers for purposes of the Value Share Plan. This individual rating may increase or decrease the final cash bonus of a named executive officer. The Committee evaluates each named executive officer’s leadership skills and contribution by considering a variety of factors, including collaboration within the organization and the individual’s ability to drive overall results.

Performance Stock Award Program and other Equity Incentives

Similar to the Value Share Plan, the Compensation Committee establishes specific performance objectives for the earning of shares under PSU awards. While those goals need not be the same as those established for the Value Share Plan, they are generally established on the basis of the same criteria and after similar consideration. However, the sole company performance metric for PSUs granted to date has been earnings per share, with the Committee typically establishing “threshold” and “target” earnings per share thresholds for each measurement year. No shares are earned if the “threshold” is not met and a maximum number of shares can be earned if the “target” threshold is met, all consistent with the desire of the Committee to incent the executive officers to increase earnings per share for the benefit of all shareholders. As with the Value Share Plan, each executive officer’s performance is evaluated and rated by the Committee, and this rating may increase or decrease the final number of shares earned.

The Compensation Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Compensation Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company’s business, but also on producing superior results. We believe the fact that less than half of the PSUs granted since the inception of the PSU program were earned is clear testimony to this view – see table below.

Fiscal Year	PSUs Granted	PSUs Earned	PSUs Cancelled or Forfeited (Not earned)	% of PSUs Earned
2011	274,500	127,379	147,121	46%
2010	396,000	385,500	10,500	97%
2009	412,500	283,680	128,820	69%
2008	282,000	--	282,000	0%
2007	342,000	327,807	14,193	96%
2006	372,292	127,680	244,612	34%
2005	1,403,439	413,632	989,807	29%
Total/Average	3,482,731	1,665,678	1,817,053	48%

The Compensation Committee has continued the PSU program for fiscal 2012. During the first quarter of fiscal year 2012, on April 25, 2011, the Compensation Committee, with the unanimous concurrence of the full Board, made additional PSU awards to 29 key individuals. These individuals include the named executive officers, other members of the Company’s management team and key contributors. These PSU awards provide the recipients with the opportunity to earn up to 255,000 shares of common stock in the aggregate depending upon whether certain “threshold” or “target” earnings per share targets are met, and whether individual performance metrics are satisfied, in fiscal year 2012. Any shares earned based on fiscal year 2012 performance vest 25% on or about each of May 1 of 2012, 2013, 2014 and 2015, provided that the participant remains employed by or associated with the Company on each such date. The earnings per share targets for these PSUs are $0.85 per share for threshold and $1.50 for target (actual fiscal year 2011 earnings per share was $1.27). This range reflects the continued uncertainty regarding the Company’s largest customer, which the Company understands is continuing to currently assess its business model regarding product and supply chain solutions provided by the Company to this customer. In order for 100% of the shares underlying the April 2011 PSUs to be earned, fiscal year 2012 earnings per share must reach target earnings per share of $1.50. If fiscal year 2012 actual earnings per share is between $0.85 and $1.50, only a portion of the shares may be earned, and if fiscal year 2012 actual earnings per share does not reach $0.85, no shares will be earned. These targets were established only for internal purposes relative to the administration of the PSUs granted in April 2011, and should not be construed, and the reader is cautioned not to construe these targets, in the nature of guidance. Actual earnings per share in fiscal year 2011 was $1.27 with fourth quarter earnings per share of $0.21. The earnings per share targets include the compensation expense for the PSUs.

Of the PSUs awarded in April 2011, Mr. Barnhill received PSUs providing him with the opportunity to earn up 26,000 shares, and the other named executive officers each received PSUs providing them with the opportunity to earn up to 24,000 shares. Also in April 2011, the Compensation Committee, with the concurrence of the full Board, granted restricted stock awards to the non-employee directors, providing them with the opportunity to have issued to them at a later date, upon vesting, up to 36,000 additional shares of common stock in the aggregate. Restricted stock awards are subject to time vesting but not performance vesting, and vest 25% on or about each of May 1 of 2012, 2013, 2014 and 2015, provided that the participant remains associated with the Company (or meets other criteria as prescribed in the applicable award agreement) on each such date. Accordingly, Messrs. Baitler, Beletic, Konsynski, Okrent, Shaughnessy and Zifferer each received restricted stock awards providing them with the opportunity to receive up to 6,000 shares. See the “Outstanding Equity Awards at 2011 Fiscal Year End” schedule included in this proxy statement for more detail of outstanding equity awards, including PSUs, options and restricted stock for all of the named executive officers.  The following is a summary of the threshold, target and actual earnings per shares associated with the grant of PSU awards for the previous six years:

Fiscal Year	PSU Threshold	PSU Target	Actual EPS
2012	$0.85	$1.50	n/a
2011	1.27	1.50	1.27
2010	0.67	0.93	1.19
2009	0.73	1.15	0.82
2008	0.83	1.03	0.58
2007	0.44	0.55	0.77
2006	0.53	0.67	0.53

Executive Perquisites

The Compensation Committee believes that it has taken a fair and reasoned approach to perquisites. We provide Mr. Barnhill with golf and social club memberships. See the “Summary Compensation Table” for an itemized disclosure of perquisites for Mr. Barnhill. Each of the other named executive officers were the beneficiaries of minor perquisites in fiscal year 2011, which in the aggregate totaled less than $10,000 each. The Committee has considered these perquisites and has determined them to be reasonable and appropriate.

Other Potential Post-Employment Payments - Retirement and Other Benefits

The key retirement and other benefits provided to our named executive officers, where applicable, are described below.

•
Executive Life Insurance.  Our named executive officers, excluding Mr. Barnhill, are provided life insurance benefits with coverage of $500,000. Mr. Barnhill is paid certain amounts in lieu of life insurance (see the Summary Compensation Table for more information).

•
Long-Term Care Insurance.  Our named executive officers are provided with long-term care insurance with coverage of up to $200 per day, adjusted annually, to reimburse for costs associated with nursing home care, hospice care, assisted living facility care and home-based care.

•
Supplemental Long-Term Disability. If a named executive officer should become disabled and unable to work for a period lasting more than 90 days, this benefit will provide a level of income not covered by our group long-term disability plan. Our group long-term disability plan provides coverage for up to two-thirds of salary and bonus, up to a maximum base salary of $144,000. The supplemental long-term disability benefit extends such coverage to our named executive officers.

•
Supplemental Executive Retirement Plan (SERP).  Mr. Barnhill has been provided a supplemental executive retirement plan, which will provide Mr. Barnhill (or his spouse if so elected) with a $75,000 annual pension benefit payable upon Mr. Barnhill’s retirement or for termination of employment for reasons other than cause (as defined in his employment agreement).

•
401(k) Plan and Team Member Stock Purchase Plan – The named executive officers are also eligible to participate in our 401(k) and Team Member Stock Purchase Plan, which are both open to all of our employees.

The Compensation Committee has determined that providing the benefits described above is necessary to remain competitive and to further the goals of the Committee in attracting, retaining and motivating executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of the Company. The named executive officers are also eligible to participate in the same medical, dental and similar welfare benefit programs that are available to our other employees.

Mr. Barnhill: Pursuant to the terms of an employment agreement between the Company and Mr. Barnhill entered into on August 31, 2006, as amended on December 31, 2008 and May 7, 2010, Mr. Barnhill continues to be employed as President, Chief Executive Officer and Chairman of the Board of Directors through fiscal year 2014; and Mr. Barnhill has agreed then to continue to be employed as Executive Chairman, commencing with fiscal year 2015 and continuing through fiscal year 2016. The overall objective of the Committee in formulating this arrangement was to provide for an extended employment term to better assure Mr. Barnhill’s active long-range participation in the pursuit of ongoing Company initiatives, in the development and execution of new initiatives, and in the formulation and implementation of a leadership succession and transition plan. As Executive Chairman beginning in fiscal year 2015, Mr. Barnhill will initially be responsible for leadership transition, and while working on a reduced schedule, he is expected to serve as a Senior Advisor to a new Chief Executive Officer and to the Board, using his experience and role as founder and past Chief Executive Officer, to help guide continued growth and development. The employment agreement further anticipates that, subject to his being eligible and qualified to serve, and to his being re-elected from time to time during the ten fiscal year period covered thereby, Mr. Barnhill will remain as a member of the Board of Directors, initially as Chairman and subsequently as Executive Chairman. In connection with and at the time of initial execution of the employment agreement, and in order to further incentivize Mr. Barnhill over the long-term, Mr. Barnhill was granted a Restricted Stock Award for 225,000 shares of common stock under our 1994 Plan.

In August 2006, pursuant to the employment agreement, Mr. Barnhill’s base annual salary was increased to $600,000. The employment agreement further provides for the continuation of that base annual salary, at a minimum, for the initial eight fiscal years of its term, and for the subsequent two fiscal years, the employment agreement establishes Mr. Barnhill’s base annual salary at a minimum of $200,000. During the entire term, he remains eligible for salary increases as determined by the Compensation Committee, and for additional cash bonuses and equity awards in accordance with the Company’s incentive compensation program. Mr. Barnhill’s annual cash bonus target will be not less than 100% of his annual base salary, as applicable during the term of the employment agreement.

The Compensation Committee believes that, as the founder and chief visionary of the Company, Mr. Barnhill’s situation is different than that of the other executives and determined to provide for, among other things, material benefits to him and/or his estate in the event of a termination without cause, or his death or his disability prior to a change in control, or in the event of a termination for any reason following a change in control, as well as acceleration of equity awards upon the occurrence of a change in control. This, the Compensation Committee believes, is consistent with his stature, but more importantly will allow him to focus on his duties at hand and provide him security should his employment be terminated through no fault of his own. In addition, in establishing his employment agreement, it was the intention of the Committee that Mr. Barnhill not be forced to remain as an employee of the Company following a change in control and to obtain protection for the Company in the nature of an agreement on the part of Mr. Barnhill not to compete with the Company for a period of time following termination of his employment.

The Committee also recognized the value to Mr. Barnhill of remaining in a position of substantial authority and that, upon a change in control, Mr. Barnhill, as currently the largest shareholder of the Company, would likely receive a significant benefit through his stock ownership. Because of Mr. Barnhill’s significant equity stake, there was little concern that the prospect of change in control payments would influence his actions in a change in control situation. Accordingly, the agreement provides for payment upon termination of his employment for whatever or no reason following a change in control (sometimes referred to as a “single trigger”). The agreement does, however, generally provide for a lower multiple of base salary and incentive compensation for termination following a change in control (one time) as compared to prior (three times), but in the case of termination following a change in control the Company also agreed to pay an amount to compensate for any additional tax liabilities incurred by him as a result of payments deemed in connection with a change in control.

As a general matter, upon termination of Mr. Barnhill by the Company prior to a change in control through no fault or failure on his part (including upon death or disability), he will be entitled to continued salary and cash bonus payments, as well as acceleration of earned but not yet vested PSUs (consistent with all PSU holders) and the unvested portion of his restricted stock grant, and to the continuation of insurance or similar benefits (or a cash payment in lieu) for a period of three years, and payment under his SERP plan. Upon termination for any reason following a change in control, he will be entitled to continued salary and cash bonus payments for the remainder of the then current fiscal year, payment of the greater of (a) $1.2 million and (b) the sum of his annual salary and target bonus, as well as acceleration of all PSUs as though all targets had been met and of the non-vested portion of his restricted stock grant, and to the continuation of insurance or similar benefits (or a cash payment in lieu) for a period of one year.

In addition, and reflective of the difference in the amount payable to him prior to as compared to subsequent to a change in control, the Company is obligated following a change in control to pay Mr. Barnhill in cash such additional amount as necessary so that the total amount received by him and associated with a change in control, after accounting for the tax imposed under Section 4999(a) of the Internal Revenue Code, will not be less than the net after tax amount that would have been received had such tax not been imposed. The foregoing discussion is qualified in its entirety by the specific terms of the employment agreement and the applicable PSU award agreements and related documents.

Other Named Executive Officers: Effective as of February 13, 2009, the Company entered into Severance and Restrictive Covenant Agreements with each of Messrs. Garland, Rein, Tofighi and Young. Each is entitled to receive performance based bonuses in accordance with the our incentive compensation program, and is provided severance payments and full vesting of all shares earned, but not otherwise vested under PSU awards held by them, in the event that their employment is terminated by the Company “without cause” or by them for “good reason,” as such terms are defined in the agreement or PSU award agreements (including termination upon a change in control), as applicable. Upon termination of employment by the Company “without cause,” or upon termination by the officer with “good reason,” each is entitled to receive 1.65 times his annual base salary as in effect on the date of termination, to be paid in installments, generally over a period of twelve (12) months following the date of termination. In addition, the Company is obligated to pay an amount towards the officers’ cost of continued health insurance under “COBRA” for an agreed period post termination. As part of these agreements, the Company has also agreed to indemnify each such officer for costs or claims arising out of or resulting from the discharge of their duties on behalf of the Company or its affiliates in good faith, and each such Officer agrees not to compete with the Company in any material respect, or to solicit Company employees, until the expiration of one year following termination of employment. In the event that Messrs. Garland’s, Rein’s, Tofighi’s or Young’s employment is terminated on account of and upon their disability, each is entitled to disability benefits under a supplemental long-term disability policy and full vesting of all shares earned but not otherwise vested under PSU awards held by them.

The treatment of PSU’s for the named executive officers as described above is consistent with that of all other holders of PSUs.

Outstanding Equity Awards at 2011 Fiscal Year End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)

Robert B. Barnhill Jr.	22,500	$6.40	10/31/11	112,500	(2)	$1,320,750
	22,500	$7.82	01/31/12	18,000	(3)	211,320
	22,500	$6.04	04/30/12	28,125	(4)	330,188
	67,500	$3.47	03/20/13	12,750	(5)	149,685

Gerald T. Garland				15,000	(3)	176,100
				22,500	(4)	264,150
				10,125	(5)	118,868

Douglas A. Rein				15,000	(3)	176,100
				22,500	(4)	264,150
				10,125	(5)	118,868

Said Tofighi				15,000	(3)	176,100
				22,500	(4)	264,150
				10,125	(5)	118,868

David M. Young				15,000	(3)	176,100
				22,500	(4)	264,150
				10,125	(5)	118,868

(1)	All outstanding options vest 30% after two years, 60% after three years and 100% after four years. All outstanding options were fully vested as of the end of the 2011 fiscal year.

(2)
Represents a grant on August 25, 2006 of a restricted stock award for 225,000 shares of common stock. These shares vest ratably based on service over ten fiscal years, beginning on the last day of fiscal year 2007 and ending on the last day of fiscal year 2016, subject, however, to the terms applicable to the award, including terms providing for possible acceleration of vesting or forfeiture. Accordingly, 22,500 shares vested on April 1, 2007, March 30, 2008, March 29, 2009, March 28, 2010 and March 27, 2011, leaving a remaining balance of 112,500 shares not vested on March 27, 2011.

(3)
Relates to a PSU award made April 24, 2008 which has a four year vesting period. The non-vested shares have vested or will vest as applicable in equal installments on or about May 1, 2011 and 2012, provided that the participant remains employed by the Company on those respective dates, subject, however, to accelerated vesting upon a change in control or termination of service in certain circumstances.

(4)
Relates to a PSU award made April 24, 2009 which has a four year vesting period. The non-vested shares have vested or will vest, as applicable, in equal installments on or about May 1, 2011, 2012 and 2013, provided that the participant remains employed by the Company on those respective dates, subject, however, to accelerated vesting upon a change in control or termination of service in certain circumstances.

(5)
Relates to a PSU award made April 23, 2010 which has a four year vesting period. The non-vested shares have vested or will vest, as applicable, in equal installments on or about May 1, 2011, 2012, 2013 and 2014, provided that the participant remains employed by the Company on those respective dates, subject, however, to accelerated vesting upon a change in control or termination of service in certain circumstances.

(6)	Based on the fair market value of our common stock on March 25, 2011 ($11.74).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of directors who are “independent” within the meaning of the United States Securities and Exchange Commission rules and NASDAQ Rule 4200(a)(15). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our Website (www.tessco.com) under the heading “Investors.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing the Company’s financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See “Principal Accountant Fees and Services” below for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2011 and 2010.

The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of our quarterly earnings press releases. The Audit Committee also meets at other times throughout the year as needed. During fiscal year 2011, the Audit Committee met five times. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

The Committee has reviewed and discussed the fiscal year ended March 27, 2011 consolidated financial statements with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm for that period. Management represented to the Committee that these consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and Ernst & Young LLP, as the Company’s independent registered public accounting firm, represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the PCAOB in Rule 3200T.

The Company’s independent registered public accounting firm for fiscal year ended March 27, 2011, Ernst & Young LLP, also provided the Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and the Committee discussed with the independent registered public accounting firm that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2011.

Respectfully,

Morton F. Zifferer, Jr. (Chair)
Benn R. Konsynski, Ph.D.
Jay G. Baitler

As of June 10, 2011

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2011 and 2010:

	2011	2010

Audit Fees (1)	$483,286	$363,883
Tax Fees (2)	--	4,200
All Other Fees	--	--
Total	$483,286	$368,083

(1)
Audit services of Ernst & Young LLP for fiscal years 2011 and 2010 consisted of the audit of the consolidated financial statements of the Company, quarterly reviews of financial statements and advisory services on technical issues related to the audit.  Fiscal year 2011 was the first year that Ernst & Young was required to perform an audit of the Company’s internal control over financial controls.

(2)
This represents fees for tax return preparation and certain other services related to federal, state and local tax matters. The Audit Committee considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company.

Pursuant to the Company’s Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm are pre-approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Audit Committee at its next scheduled meeting. All fees incurred in fiscal years 2011 and 2010 and reflected in the table above were pre-approved.

OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our chief executive officer, chief financial officer, principal accounting officer and other persons performing similar functions. This code is available on our Website (www.tessco.com) under the heading “Investors.” We will promptly disclose on our Website any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from the Company’s records. Based on information available to us during fiscal year 2011, we believe that all applicable Section 16(a) filing requirements were met, with the exception of one late Form 4 filing for Mr. Barnhill.

Certain Relationships and Related Transactions

Our Compensation Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. While the Company currently does not have a written policy regarding related party transactions, the Company and the Compensation Committee look to the rules of NASDAQ and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related person transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

We buy an immaterial amount of office supplies in the ordinary course of business from Staples, Inc., a company that employs Mr. Baitler.

The Company did not pay any material underwriting discounts or commissions to a related person serving as a principal underwriter.

Shareholder Proposals for the 2012 Annual Meeting

Our by-laws require advance notice of business to be brought before a shareholders’ meeting, and advance notice of shareholder nominations of persons for election as directors. Generally, notice to our Corporate Secretary must be given no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a stockholder notice of business to be brought before the meeting but not to be included in the Company’s proxy statement) unless the date of the meeting is changed by more than thirty (30) days from the date of the prior years annual meeting, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our by-laws also specify information regarding the business to be brought before the meeting and the shareholder submitting proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a shareholder intends to nominate a director for election at the 2012 Annual Meeting, or bring business before the 2012 Annual Meeting, which is to be included in our proxy statement for that meeting, notice from the shareholder so providing must be received by the Company at the address set forth on the first page of this Proxy Statement by no later than February 11, 2012, unless the date of the meeting is changed by more than thirty (30) days. While we will consider any properly submitted stockholder proposal, we reserve the right to omit from our proxy statement any stockholder proposal that we are not required to include under the Securities Exchange Act of 1934 including Rule 14a-8.

Available Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549, or by calling the Securities and Exchange Commission’s at 1-800-SEC-0330, or by way of the Securities and Exchange Commission’s Internet address, (www.sec.gov).

The Company will provide without charge to each shareholder, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 27, 2011. Written requests for a copy of the Company’s Annual Report on Form 10-K should be directed to David M. Young, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

By Order of the Board of Directors,

David M. Young
Corporate Secretary

June 10, 2011

APPENDIX A

Proposal No. 3

RESOLVED, that the aggregate number of shares available for awards at any time under the Second Amended and Restated 1994 Stock and Incentive Plan be, and hereby is, increased by 690,000, from 2,863,125 to 3,553,125, subject to further adjustment from time to time as provided under the terms of the aforesaid plan, and to that end, Section 5(a)(i) of the Second Amended and Restated 1994 Plan is hereby amended to read as follows: "subject to any adjustment pursuant to Section 8 of this Plan, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 3,553,125;"

RESOLVED, that the date through which awards may be granted pursuant to the Second Amended and Restated 1994 Stock and Incentive Plan be, and the same hereby is, extended from July 22, 2014 to July 21, 2016, and to that end, Section 3(b) of the Second Amended and Restated 1994 Stock and Incentive Plan is hereby amended to read in full as follows: "(b) TERMINATION. No Award shall be granted under the Plan after July 21, 2016; PROVIDED, HOWEVER, that any Award theretofore granted may extend beyond such date unless expressly provided otherwise herein or in the applicable Award Agreement; PROVIDED FURTHER, to the extent set forth in Section 8 hereof, the Authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors to amend the Plan, shall extend beyond such date."

TESSCO TECHNOLOGIES INCORPORATED
SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

SECTION 1.	PURPOSE

The purpose of the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan (the "Plan") is to attract and retain outstanding individuals as Key Employees of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), and its Affiliates and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives to such individuals in the form of stock ownership or monetary payments based on the value of the capital stock of the Company or its financial performance, or both, on the terms and conditions set forth herein.

SECTION 2.	DEFINITIONS

As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

(a)           "Affiliate" shall mean any entity that is controlled directly or indirectly by the Company.

(b)           "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

(c)           "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)           "Beneficiary" shall mean the person designated by the Participant, on a form provided by the Company, to exercise the Participant's rights in accordance with Section 7(f) of the Plan in the event of death or, if no such person is designated, the estate or personal representative of such Participant.

(e)           "Board of Directors" shall mean the Board of Directors of the Company.

(f)           "Code" shall mean the Internal Revenue Code of 1986, as amended.

(g)           "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

(h)           "Committee" shall mean the Compensation Committee of the Board of Directors.  The Committee shall be composed of two or more directors, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and any regulations issued thereunder.

(i)           "Disability" shall mean a total and permanent disability within the meaning of the Company's long-term disability plan, as amended from time to time.

(j)           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k)           "Fair Market Value" shall mean, with respect to any property (excluding the Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to any Shares or other securities, the last reported sale price of the Shares or other securities on any national securities exchange or quotation system providing such information on the day prior to the date of the determination or, if not listed on any such exchange or quotation system, the average of the bid and asked prices of the Shares or other securities as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of the day prior to the date of the determination of the fair market value or, if not listed on NASDAQ, the fair market value of the Shares or other securities as of the day prior to the date of such determination as determined in good faith by the Board of Directors or the Committee.

(l)           "Incentive Stock Option" shall mean an Option granted under Section 7(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m)           "Key Employee" shall mean any officer or other employee of the Company or of any Affiliate who is described in Section 6.

(n)           "Non-Qualified Option" shall mean an Option granted under Section 7(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)           "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)           "Participant" shall mean a Key Employee or non-employee director who is designated to be granted or has received an Award under the Plan.

(q)           "Performance Award" shall mean any Award granted under Section 7(d) of the Plan.

(r)           "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(s)           "Released Securities" shall mean Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

(t)           "Restricted Stock" shall mean any Shares granted and issued under Section 7(c) of the Plan.

(u)           "Restricted Stock Unit" shall mean any Award granted under Section 7(c) of the Plan that is denominated in Shares.

(v)           "Restriction Period" shall mean, with respect to Restricted Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to Section 7(c).

2

(w)           "Retirement" shall mean termination of a Participant's employment with the Company or any Affiliate at his or her "normal retirement date" as defined in the Company's Retirement Savings Plan or any successor plan.

(x)           "Termination" shall mean any resignation or discharge from employment with the Company or any Affiliate except in the event of Disability, Retirement or death.

(y)           "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

(z)           "Shares" shall mean shares of the Common Stock of the Company and such other securities or property as may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

(aa)           "Stock Appreciation Right" shall mean any Award granted under Section 7(b) of the Plan.

SECTION 3.	EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERMINATION

(a)           EFFECTIVE DATE AND STOCKHOLDER APPROVAL.  Subject to the approval of the Plan by the stockholders of the Company, in accordance with the provisions of Rule 16b-3, the Plan shall be effective as of April 12, 1994.  The Plan was amended and restated, and readopted, upon approval of the Stockholders as of July 22, 2004.  The Plan has been amended and restated a second time following the approval of the Stockholders of certain modifications to the Plan, and of the Plan in its entirety for purposes of Section 162(m) of the Code, as of July 24, 2008.

(b)           TERMINATION.  No Award shall be granted under the Plan after July 22, 20141; PROVIDED, HOWEVER, that any Award theretofore granted may extend beyond such date unless expressly provided otherwise herein or in the applicable Award Agreement; PROVIDED FURTHER, to the extent set forth in Section 8 hereof, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors to amend the Plan, shall extend beyond such date.

SECTION 4.	ADMINISTRATION

The Plan shall be administered by the Committee; PROVIDED, HOWEVER, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code and any regulations issued thereunder.
_________________________________
*           This termination date will be extended to July 21, 2016 if Proposal No. 3 as set forth in the Proxy Statement for the Company's 2011 Annual Meeting of Shareholders to be held on July 21, 2011, is approved by the shareholders at the Annual Meeting.

3

Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

(i)            designate Participants;

(ii)           determine the types of Awards to be granted to each Participant under the Plan;

(iii)          determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(iv)          determine the terms and conditions of any Award;

(v)           determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended;

(vi)          determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)         interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

(viii)        establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)           make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or Beneficiary of any Award, any stockholder and any employee of the Company or of any Affiliate.

SECTION 5.	GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

(a)           The Committee may, from time to time, grant Awards to one or more Participants; PROVIDED, HOWEVER, that:

4

(i)            subject to any adjustment pursuant to Section 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 1,908,7502;

(ii)           to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited (prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares or other property issuable or payable with respect to the Award), or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of Awards under the Plan;

(iii)          Shares which have been issued, or any other shares of the capital stock of the Company, which a Participant tenders to the Company in satisfaction of income and payroll tax withholding obligations or in satisfaction of the exercise price of any Award shall remain authorized and shall again be available for the purposes of the Plan; PROVIDED, HOWEVER, that any such previously issued Shares, or such other shares, shall not be the subject of any grant under the Plan to any officer of the Company, or other individual, who, at the time of such grant, is subject to the short-swing trading provisions of Section 16 of the Exchange Act; and

(iv)          any Shares ceasing to be subject to an Award due to the exercise of an Award or expiration of a Restriction Period shall no longer be available for granting of an Award hereunder.

(b)           For purpose of this Section 5:

(i)            if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan; and

(ii)           if an Award is not denominated in Shares, a number of Shares shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

(c)           Any Shares delivered by the Company pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.  In determining the size of any Award, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Shares at the time of the Award and such other considerations as it deems appropriate.
_________________________________
*           Increased to 2,863,125 on account of a 3-for-2 stock split in the form of a stock dividend, effective May 2010.  This number will further increase to 3,553,125 if Proposal No. 3 as set forth in the Proxy Statement for the Company's 2011 Annual Meeting of Shareholders to be held on July 21, 2011, is approved by the shareholders at the Annual Meeting.

5

SECTION 6.	ELIGIBILITY

Any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, who is not a member of the Committee and who, in the opinion of the Committee, contributes to the continued growth, development and financial success of the Company or an Affiliate shall be eligible to be designated as a Participant.  In addition, and notwithstanding the foregoing or any other provision of the Plan, any non-employee director of the Company shall be eligible to be designated as a Participant and receive Awards under the Plan, provided that each grant of an Award to a non-employee director shall be made only upon the concurrence of a majority of the members of the entire Board of Directors who are disinterested in the grant, and not more than 75,0003 shares issuable under the Plan may be issued to each non-employee director.

SECTION 7.	AWARDS

(a)           OPTIONS.  The Committee is hereby authorized to grant Options to Participants in the form of either Non-Qualified Stock Options or Incentive Stock Options with the terms and conditions set forth in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i)           LIMITATIONS ON INCENTIVE STOCK OPTIONS.

(A)           In the event the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares underlying any such Options, together with the shares underlying any incentive stock options (as defined in Section 422 of the Code) under any other plans of the Company or any Affiliate, which shall be first exercisable by any one Participant shall not, during any calendar year, exceed $100,000, or such other limitation as may be provided in the Code.

(B)           The grant of Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of such Options.  In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Committee.  The right of a participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right.

(C)           The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(ii)           EXERCISE PRICE.  The exercise price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option.
_________________________________
*           Increased to 112,500 on account of a 3-for-2 stock split in the form of a stock dividend, effective May 2010

6

(iii)           OPTION TERM.  The term of each Option shall be fixed by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(iv)           EXERCISABILITY AND METHOD OF EXERCISE.  Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option.  The Committee also shall determine the method or methods by which, and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

(b)           STOCK APPRECIATION RIGHTS.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

(c)           RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)           ISSUANCE.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

(ii)           RESTRICTIONS.  Shares of Restricted Stock and Restricted Stock Units shall be issued in the name of the Participant without payment of consideration, and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  Different Restricted Stock or Restricted Stock Unit Awards may have different Restriction Periods.

(iii)           REGISTRATION.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.  Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein.  Such Shares shall be delivered in accordance with the terms and conditions of such Participant's Award Agreement.

7

(d)           PERFORMANCE AWARDS.  The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the Committee shall establish performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award.

(e)           CODE SECTION 162(M) REQUIREMENTS.  The Committee in its sole discretion shall determine whether Awards made pursuant to the Plan shall be designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations issued thereunder.  The performance goals among which the Committee may select for purposes of satisfying the performance-based compensation conditions under Section 162(m) of the Code include earnings per share, revenues, Share price, market performance, profitability and/or other criteria related to the Company’s overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance.

(f)           TERMINATION, RETIREMENT, DISABILITY AND DEATH.  In the event a Participant ceases employment with the Company or any Affiliate prior to exercise of the Participant's Option or Stock Appreciation Right, prior to the lapse of any Restriction Period or prior to the achievement of any performance goals or lapse of any performance period, such Award shall be subject to the following provisions:

(i)           TERMINATION.  If the Termination is at the Company's request for gross misconduct by the Participant, the Participant's Award shall be forfeited immediately.  If the Termination is at the Participant's request, or at the Company's request for reasons other than gross misconduct, the Award shall be forfeited immediately unless the Committee in its discretion decides that an option or Stock Appreciation Right shall be exercisable and the extent to which it shall be exercisable, or decides to remove any restrictions applicable to Restricted Stock, Restricted Stock Units or Performance Awards, except that such discretion shall not be exercised to the extent that an Award is designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations thereunder.

(ii)           RETIREMENT.  In the event of Retirement, Options and Stock Appreciation Rights must be exercised within 12 months (or such lesser period as the Code may require) of the Participant's "normal retirement date" as defined in the Company's Retirement Savings Plan or any successor plan, any restriction applicable to a Restricted Stock Award shall be removed pro rata, in accordance with the portion of the Restriction Period which has expired upon such Retirement, and any restriction applicable to any Performance Award may be removed in the discretion of the Committee, except that such discretion shall not be exercised to the extent that an Award is designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations thereunder.

8

(iii)           DISABILITY.  Upon a Participant's Disability, the Participant's Options and Stock Appreciation Rights shall be exercisable, any restriction applicable under a Restricted Stock Award shall be removed on a pro rata basis in accordance with the portion of the Restriction Period expired as of the date of Disability, as such date is determined under the Company's long-term disability plan, as amended from time to time, and any restriction applicable under a Performance Award may be removed in the discretion of the Committee.

(iv)           DEATH.  If the Participant shall die while in the employment of the Company or any Affiliate or within the period of time after Retirement during which the Participant would have been entitled to exercise his Options and Stock Appreciation Rights, the Participant's Beneficiary shall have the right to exercise such Options and Stock Appreciation Rights within 12 months from the date of the Participant's death to the extent the Participant was entitled to exercise the same immediately prior to the Participant's death.  Any restriction applicable under a deceased Participant's Restricted Stock Award shall be removed on a pro rata basis in accordance with the portion of the Restricted Period which had expired as of the date of death, and any restriction applicable under a deceased Participant's Performance Award may be removed in the discretion of the Committee.

(g)           ELECTION TO RECOGNIZE INCOME.  If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Company within 10 days of the making of such election.

(h)           GENERAL.

(i)           AWARD AGREEMENTS.  Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as shall have been approved by the Committee.

(ii)           AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER.  Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)           FORMS OF PAYMENT UNDER AWARDS.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or any Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

9

(iv)           LIMITS ON TRANSFER OF AWARDS.  No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, to the Company); PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Participant, and to receive any property distributable with respect to any Award upon the death of the Participant.  Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)           TERM OF AWARDS.  Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

(vi)           SHARE CERTIFICATES AND REPRESENTATION BY PARTICIPANTS.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions.  The Committee may require each Participant or other Person who acquires Shares or other securities under the Plan to represent to the Company in writing that such Participant or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

(vii)           ANNUAL AWARD LIMIT.  Notwithstanding any other provision of this Plan to the contrary, no Participant shall receive in any one calendar year Awards for more than 225,0004 Shares (or the cash equivalent of such Shares).

(viii)           SECTION 409A COMPLIANCE.  The Committee shall design and interpret all Awards under this Plan in a manner that causes such Awards to be exempt from, or compliant with, the deferred compensation requirements of Section 409A of the Code.  Thus, to the extent that an Award is subject to Section 409A, the amount payable upon exercise or vesting of such Award shall only be payable, as determined by the Committee in the Award Agreement, in the designated form upon the Participant's separation from service, disability or death, at a specified time (or pursuant to a fixed schedule), upon a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, or upon the occurrence of an unforeseeable emergency (each such event as described in Section 409A and the regulations thereunder).  Any right to receive a series of installment payments under an Award shall be treated for purposes of Section 409A as a right to receive a series of separate payments.  If an Award that is subject to Section 409A is payable upon the separation from service of a specified employee (as defined in Section 409A) of the Company, any payments due under the Award during the six-month period following the specified employee's separation from service shall be accumulated and paid out to the specified employee during the seventh month following separation from service (with or without interest as determined by the Committee).
_________________________________
*           Increased to 337,500 on account of a 3-for-2 stock split in the form of a stock dividend, effective May 2010

10

SECTION 8.	AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

(a)           AMENDMENTS TO THE PLAN.  The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Section 8) adversely affect any Award granted and then outstanding under the Plan, without the consent of the respective Participant; PROVIDED FURTHER, HOWEVER, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

(i)            increase the total number of Shares available for Awards under the Plan, except as provided in Section 8(c) hereof;

(ii)           materially increase the benefits accruing to Participants under the Plan; or

(iii)          materially modify the requirements as to eligibility for participation in the Plan.

(b)           AMENDMENTS TO AWARDS.  The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue or terminate, any Award granted under the Plan, prospectively or retroactively, but no such action shall impair the rights of any Participant without the Participant's consent, except as provided in Section 8(c) and (d) hereof.

(c)           CERTAIN ADJUSTMENTS OF AWARDS.

(i)            In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or business entity, the Committee may make such adjustments in the terms of Awards, not inconsistent with the terms of the Plan, as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan, as so adjusted.

(ii)           In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction, change in applicable laws, regulations or financial accounting principles or other event affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of:  (A) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under the Plan; (B) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (C) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always by a whole number.

11

(iii)          Anything herein to the contrary notwithstanding, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original options or SARs without first obtaining stockholder approval of such repricing.

(d)           CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.	GENERAL PROVISIONS

(a)           NO RIGHTS TO AWARDS.  No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each Participant.

(b)           WITHHOLDING.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards under the Plan may be settled with Shares (other than Restricted Stock), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

12

(c)           ACCELERATION.  Except as otherwise provided hereunder, the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be exercised.  With respect to Restricted Stock, in the event of a public tender offer for all or any portion of the Shares of the Company, or in the event that any proposal to merge or consolidate the Company with another entity is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may shorten or eliminate the Restriction Period consistent with the best interests of the Company.

(d)           NO RIGHT TO EMPLOYMENT.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate.  Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)           UNFUNDED STATUS OF THE PLAN.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person.  To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(f)           GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.  If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

(g)           INDEMNIFICATION.  The Company shall indemnify and hold harmless each individual who is or at any time serves as a member of the Committee against and from:

(i)           any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be a party or in which such individual may be involved by reason of any action or failure to act under the Plan; and

(ii)           any and all amounts paid by such individual in satisfaction of judgment in any such action, suit or proceeding relating to the Plan.

Each individual covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual's own behalf.  In addition, such individuals shall also be entitled to any other rights of indemnification which such individuals may have under the certificates of incorporation or by-laws of the Company or any Affiliate, as a matter of law, or otherwise, or of any power that the Company or any Affiliate may have to indemnify such individual or hold such individual harmless.

13

(h)           GOVERNING LAW.  The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(i)            SEVERABILITY.  If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

(j)            NO FRACTIONAL SHARES.  No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)           HEADINGS.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

14

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/tess Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 01304 01471 (Please sign exactly as your name appears hereon. Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full title. For joint owners, both owners should sign.) OR FOR AGAINST ABSTAIN FOLD AND DETACH HERE TESSCO TECHNOLOGIES INCORPORATED The Board of Directors recommends a vote “FOR” all nominees named in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4. The Board of Directors recommends a vote “AGAINST” Proposal No. 5 listed below. 5. Proposal No. 5: A shareholder proposal on majority voting for director nominees. The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting. Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof. (Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States.) FOR all nominees listed below (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed below *EXCEPTIONS Nominees: 01 Robert B. Barnhill, Jr. 02 Benn R. Konsynski 1. Proposal No. 1: To elect two (2) director nominees to serve on our Board of Directors for one-year terms ending at the Annual Meeting of Shareholders to be held in 2012 and until their respective successors are duly elected and qualified. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN 2. Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012. 3. Proposal No. 3: To increase the number of shares available for awards under our Second Amended and Restated 1994 Stock and Incentive Plan by 690,000 from 2,863,125 to 3,553,125, and to extend the date through which awards may be granted thereunder from July 22, 2014 to July 21, 2016. 4. Proposal No. 4: To approve Second Amended and Restated 1994 Stock and Incentive Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 01304 01471 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at: http://www.proxyvoting.com/tess (Continued and to be marked, dated and signed, on the other side) TESSCO TECHNOLOGIES INCORPORATED ANNUAL MEETING OF SHAREHOLDERS, JULY 21, 2011 PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints ROBERT B. BARNHILL, JR. and DAVID M. YOUNG, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 21, 2011 at 9:00 a.m., local time, at the Company’s offices located at 375 West Padonia Road, Timonium, Maryland 21093 and at any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THIS PROXY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012, “FOR” THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR AWARDS UNDER OUR SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN BY 690,000 AND EXTENSION OF THE PLAN, “FOR” THE APPROVAL OF THE PLAN AND SPECIFIC PERFORMANCE CRITERIA FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE, IF PROPERLY PRESENTED AT THE ANNUAL MEETING FOR A VOTE, “AGAINST” THE SHAREHOLDER PROPOSAL ON MAJORITY VOTING FOR DIRECTOR NOMINEES, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.